UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SCHOLASTIC CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Scholastic 557 Broadway, New York, NY 10012-3999 (212) 343-6100
www.scholastic.com

SCHOLASTIC CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Holders of Class A Stock and Common Stock:

The Annual Meeting of Stockholders of Scholastic Corporation (the “Company”) will be held via the internet at www.virtualshareholdermeeting.com/SCHL2022 on Wednesday, September 21, 2022 at 9:00 a.m. E.D.T., for the following purposes:

Matters to be voted upon by holders of the Class A Stock

1.	Electing seven directors to the Board of Directors

Matters to be voted upon by holders of the Common Stock

1.	Electing two directors to the Board of Directors

and such other business as may properly come before the meeting and any adjournments thereof.

A proxy statement describing the matters to be considered at the Annual Meeting of Stockholders is attached to this notice. Only stockholders of record of the Class A Stock and the Common Stock at the close of business on July 25, 2022 are entitled to notice of, and to vote at, the meeting and any adjournments thereof.

We hope that you will be able to attend the meeting. Whether or not you plan to attend the meeting, we urge you to vote your shares promptly. You can vote your shares in three ways:

•	via the Internet at the website indicated on your proxy card;
•	via telephone by calling the toll free number on your proxy card; or
•	by returning the enclosed proxy card.
By order of the Board of Directors

Andrew S. Hedden
Secretary
August 12, 2022

Important Notice Regarding Availability of Proxy Materials

for the 2022 Annual Meeting of Stockholders to be held on September 21, 2022

This Proxy Statement and the Annual Report to Stockholders are available at

www.proxyvote.com

SCHOLASTIC CORPORATION

557 Broadway

New York, New York 10012-3999

________________________

PROXY STATEMENT

________________________

ANNUAL MEETING OF STOCKHOLDERS

September 21, 2022

________________________

SOLICITATION OF PROXIES

General Information

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Scholastic Corporation, a Delaware corporation (the “Company”), to be voted at its Annual Meeting of Stockholders (the “Annual Meeting”), which will be held via the internet at www.virtualshareholdermeeting.com/SCHL2022 on Wednesday, September 21, 2022 at 9:00 a.m. E.D.T. and at any adjournments thereof.

The Company has made available to you over the Internet or delivered paper copies of this proxy statement, a proxy card and the Annual Report to Stockholders (of which the Company’s 2022 Annual Report on Form 10-K for the fiscal year ending May 31, 2022 is a part (the “Annual Report”), in connection with the Annual Meeting. The Company is using the rules of the Securities and Exchange Commission (“SEC”) that allow companies to furnish their proxy materials over the Internet. As a result, the Company is mailing to many of its stockholders a notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials. All stockholders receiving the notice will have the ability to access the proxy materials over the Internet, as well as to request a paper copy by mail or via email, free of charge, by following the instructions in the notice.

This proxy statement and the accompanying form of proxy, together with the Company’s Annual Report, are being mailed to those stockholders who are not receiving the notice concerning Internet availability on or about August 12, 2022.

Shares represented by each proxy properly submitted, either by the Internet, telephone or mail as indicated on the enclosed form of proxy, will be voted in accordance with the instructions indicated on such proxy unless revoked. A stockholder may revoke a proxy at any time before it is exercised by:

•	delivering to the Secretary of the Company a written revocation thereof or a duly executed proxy bearing a later date; or

•	providing subsequent internet or telephone voting instructions; or
•	voting via electronic means at the Annual Meeting.

Any written notice revoking a proxy should be sent to the attention of Andrew S. Hedden, Corporate Secretary, Scholastic Corporation, 557 Broadway, New York, NY 10012-3999.

If you are a Common Stockholder of record submitting a proxy, and no instructions are specified, your shares will be voted FOR the election of the directors.

If you are a Common Stockholder and you hold your shares beneficially through a broker, bank or other holder of record submitting a proxy, and no instructions are specified, your shares will NOT be voted.

If you are a Class A Stockholder submitting a proxy, and no instructions are specified, your shares will be voted FOR the election of the directors.

By submitting a proxy, you authorize the persons named as proxies to use their discretion in voting upon any other matter brought before the Annual Meeting. The Company does not know of any other business to be considered at the Annual Meeting.

SEC rules permit the Company to deliver only one copy of the proxy statement or the notice of Internet availability of the proxy statement to multiple stockholders of record who share the same address and have the same last name, unless the Company has received contrary instructions from one or more of such stockholders. This delivery method, called “householding,” reduces the Company’s printing and mailing costs. Stockholders who participate in householding will continue to receive or have internet access to separate proxy cards.

If you are a stockholder of record and wish to receive a separate copy of the proxy statement, now or in the future, at the same address, or you are currently receiving multiple copies of the proxy statement at the same address and wish to receive a single copy, please write to or call the Corporate Secretary, Scholastic Corporation, 557 Broadway, New York, NY 10012-3999, telephone: (212) 343-6100.

Beneficial owners sharing an address who are currently receiving multiple copies of the proxy materials or notice of internet availability of the proxy materials and wish to receive a single copy in the future, or who currently receive a single copy and wish to receive separate copies in the future, should contact their bank, broker or other holder of record to request that only a single copy or separate copies, as the case may be, be delivered to all stockholders at the shared address in the future.

The cost of soliciting proxies will be borne by the Company. Solicitation other than by mail may be made personally or by telephone, facsimile or e-mail by regularly employed officers and employees who will not be additionally compensated for such solicitation. The Company may also reimburse brokers, custodians, nominees and other fiduciaries for their reasonable expenses in forwarding proxy materials to principals.

Voting Securities of the Company

Only holders of record of the Company’s Class A Stock, $0.01 par value (“Class A Stock”), and Common Stock, $0.01 par value (“Common Stock”), at the close of business on July 25, 2022 (the “Record Date”) are entitled to vote at the Annual Meeting. As of the Record Date, there were 1,656,200 shares of Class A Stock and 32,495,498 shares of Common Stock outstanding.

The Amended and Restated Certificate of Incorporation of the Company (the “Certificate”) provides that, except as otherwise provided by law, the holders of shares of the Class A Stock (the “Class A Stockholders”), voting as a class, have the right to: (i) fix the size of the Board so long as it does not consist of less than three (3) nor more than fifteen (15) directors; (ii) elect all the directors, subject to the right of the holders of shares of Common Stock, voting as a class, to elect such minimum number of the members of the Board as shall equal at least one-fifth of the members of the Board; and (iii) exercise, exclusive of the holders of shares of Common Stock, all other voting rights of stockholders of the Company. The Certificate also provides that, except as otherwise provided by law, the voting rights of the holders of shares of Common Stock are limited to the right, voting as a class, to elect such minimum number of the members of the Board as shall equal at least one-fifth of the members of the Board.

Each share of Class A Stock and Common Stock is entitled to one vote. No holders of either class of stock have cumulative voting rights. At the Annual Meeting, the Class A Stockholders will vote on the election of seven members of the Board and the holders of Common Stock will vote on the election of two members of the Board. If any other matters were to properly come before the Annual Meeting, they would be voted on by the Class A Stockholders.

The vote required for the election of directors is specified in the description of such proposal. In the election of directors, withheld votes and abstentions have no effect on the vote.  For the purpose of determining whether a proposal has received the required vote, abstentions will not be considered as votes cast and will have no effect. Because none of the shares of Class A Stock are held by brokers, the effect of broker non-votes is not applicable in the case of the Class A Stock. Because the only proposal before Common Stockholders is the election of two directors, the effect of broker non-votes is not applicable in the case of the Common Stock.

The holders of a majority of the shares entitled to vote at the meeting constitute a quorum for the Annual Meeting, provided that, for purposes of matters to be voted upon by the holders of Class A Stock, a quorum is the holders of a majority of the Class A Stock and, for purposes of matters to be voted upon by the holders of Common Stock, a quorum is the holders of a majority of the Common Stock.

Principal Holders of Class A Stock and Common Stock

The following table sets forth information regarding persons who, to the best of the Company’s knowledge, beneficially owned five percent or more of the Class A Stock or the Common Stock outstanding on the Record Date. Under the applicable rules and regulations of the SEC, a person who directly or indirectly has, or shares, voting power or investment power with respect to a security is considered a beneficial owner of such security. Voting power is the power to vote or direct the voting of shares, and investment power is the power to dispose of or direct the disposition of shares. In computing the number of shares and percentage beneficially owned by any stockholder, shares of Class A Stock or Common Stock subject to options or restricted stock units (“RSUs”) held by that person that are currently exercisable or vested or become exercisable or vested within 60 days of the Record Date are included. Such shares, however, are not deemed outstanding for purposes of computing the percentage owned by any other person.

	Class A Stock		Common Stock
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class	Amount and Nature of Beneficial Ownership(2)		Percent of Class
The Estate of Richard Robinson
Iole Lucchese, Special Executor
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	890,904	53.8%	1,424,699	(3)	4.3%
Iole Lucchese
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	890,904	53.8%	1,601,564	(4)	4.8%
Barbara Robinson Buckland
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	648,620	39.2%	2,069,320		6.2%
Mary Sue Robinson Morrill
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	765,296	46.2%	2,646,787	(5)	8.0%
William W. Robinson
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	648,620	39.2%	2,027,183		6.1%
Florence Robinson Ford
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	648,620	39.2%	2,056,960		6.2%
Andrew S. Hedden
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	648,620	39.2%	2,008,299	(6)	6.0%
Trust under the Will of
Maurice R. Robinson
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	648,620	39.2%	1,831,712		5.5%
Trust under the Will of
Florence L. Robinson
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	116,676	7.0%	466,676		1.4%

	Class A Stock		Common Stock
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class	Amount and Nature of Beneficial Ownership(2)		Percent of Class
T. Rowe Price Associates, Inc.
100 E. Pratt Street
Baltimore, MD 21202	–	–	5,542,917	(7)	16.8%
BlackRock, Inc.
55 East 52nd Street
New York, NY 10055	–	–	4,731,230	(8)	14.4%
The Vanguard Group
100 Vanguard Boulevard
Malvern, PA 19355	–	–	2,440,008	(9)	7.4%
Dimensional Fund Advisor LP
6300 Bee Cave Road
Building One
Austin, TX 78746	–	–	2,314,711	(10)	7.0%

(1)

Each of the Estate of Richard Robinson and Iole Lucchese have filed Statements on Schedule 13D and Barbara Robinson Buckland, Mary Sue Robinson Morrill, William W. Robinson, Florence Robinson Ford, Andrew S. Hedden and the Trust under the Will of Maurice R. Robinson (the “Maurice R. Robinson Trust”) have filed Statements on Schedule 13G with the SEC (the “Ownership Filings”) regarding beneficial ownership of Common Stock. Barbara Robinson Buckland, Mary Sue Robinson Morrill, William W. Robinson and Florence Robinson Ford, all of whom are siblings of Richard Robinson, the former Chairman of the Board, President and Chief Executive Officer of the Company, and Andrew S. Hedden, a former Director and current Executive Officer of the Company, are trustees of the Maurice R. Robinson Trust, with shared voting and investment power with respect to the shares owned by the Maurice R. Robinson Trust. Under the terms of the Maurice R. Robinson Trust, the vote of a majority of the trustees is required to vote or direct the disposition of the shares held by the Maurice R. Robinson Trust. In addition, Mary Sue Robinson Morrill is the trustee of the Trust under the Will of Florence L. Robinson (the “Florence L. Robinson Trust”), with sole voting and investment power with respect to the shares owned by the Florence L. Robinson Trust. Each such trust directly owns the shares attributed to it in the table and each person listed herein as a trustee of such trust is deemed to be the beneficial owner of the shares directly owned by such trust. Based on their Ownership Filings and subsequent information made available to the Company, the aggregate beneficial ownership of the Class A Stock on the Record Date by the following persons was: the Estate of Richard Robinson, Iole Lucchese, Special Executor—890,904 shares (sole voting and investment power); Iole Lucchese, individually— 890,904 shares (sole voting and investment power); Barbara Robinson Buckland—648,620 shares (shared voting and investment power); Mary Sue Robinson Morrill—765,296 shares (shared voting and investment power); William W. Robinson—648,620 shares (shared voting and investment power); Florence Robinson Ford—648,620 shares (shared voting and investment power); Andrew S. Hedden—648,620 shares (shared voting and investment power); Maurice R. Robinson Trust—648,620 shares (sole voting and investment power); and Florence L. Robinson Trust—116,676 shares (sole voting and investment power).

(2)

The shares of Class A Stock are convertible at the option of the holder into shares of Common Stock at any time on a share-for-share basis. The number of shares of Common Stock and percentage of the outstanding shares of Common Stock for each beneficial owner of Class A Stock assumes the conversion of such holder’s shares of Class A Stock into shares of Common Stock. Based on their Ownership filings and subsequent information made available to the Company, the aggregate beneficial ownership of Common Stock on the Record Date by the following holders was: the Estate of Richard Robinson, Iole Lucchese, Special Executor—1,424,699 shares (sole voting and investment power) and Iole Lucchese, individually—176,865 shares (sole voting and investment power); Barbara Robinson Buckland—237,608 shares (sole voting and investment power) and 1,831,712 shares (shared voting and investment power); Mary Sue Robinson Morrill—2,646,787 shares (shared voting and investment power) and 466,676 sole voting and investment power; William W. Robinson—195,471 shares (sole voting and investment power) and 1,831,712 shares (shared voting and investment power); Florence Robinson Ford—225,248 shares (sole voting and investment power) and 1,831,712 shares (shared voting and investment power); Andrew S. Hedden—176,587 shares (sole voting and investment power) and 1,831,712 shares (shared voting and investment power); Maurice R. Robinson Trust—

1,831,712 shares (sole voting and investment power) and Florence L. Robinson Trust—466,676 shares (sole voting and investment power).
(3)	Includes 890,904 shares of Common Stock issuable on conversion of the Class A Stock described in Notes 1 and 2 above and 533,795 shares of Common Stock held directly by the Estate of Richard Robinson.
(4)

Ms. Lucchese was appointed as an executor of the Estate of Richard Robinson on July 1, 2021 and her holdings include all the shares described in Note 3 above; 35,768 shares of Common Stock held directly by Ms. Lucchese, 8,603 shares of Common Stock under options exercisable by Ms. Lucchese within 60 days of the Record Date under the Scholastic Corporation 2021 Stock Incentive Plan (the “2021 Plan”); 123,801 shares of Common Stock under options exercisable by Ms. Lucchese within 60 days of the Record Dated under the Scholastic Corporation 2011 Stock Incentive Plan (the “2011 Plan”); 2,973 RSUs scheduled to vest within 60 days of the Record Date under the 2021 Plan; and 5,720 RSUs scheduled to vest within 60 days of  the Record Date under the 2011 Plan. Does not include an additional unvested 5,947 RSUs under the 2021 Plan and 4,848 unvested RSUs under the 2011 Plan.

(5)

Does not include an aggregate of 179,635 shares of Common Stock held under Trusts for which Ms. Morrill’s spouse is the trustee for the benefit of their children, and an aggregate of 101,389 shares held by family members directly and in a trust for which neither Ms. Morrill nor her spouse are trustees, as to which Ms. Morrill disclaims beneficial ownership.

(6)

Includes 38,819 shares of Common Stock held directly by Mr. Hedden; 4,731 shares of Common Stock under options exercisable within 60 days of the Record Date under the 2021 Plan; 127,862 shares of Common Stock under options exercisable within 60 days of the Record Date under the 2011 Plan; 1,635 RSUs scheduled to vest within 60 days of the Record Date under the 2021 Plan; 3,540 RSUs scheduled to vest within 60 days of the Record Date under the 2011 Plan; 648,620 shares of Common Stock issuable on conversion of the Class A Stock owned by the Maurice Robinson Trust and 1,183,092 shares of Common Stock owned by the Maurice R. Robinson Trust. Does not include 3,271 unvested RSUs under the 2021 Plan and 2,666 unvested RSUs under the 2011 Plan.

(7)

The information for T. Rowe Price Associates, Inc. (“Price Associates”) is derived from a Schedule 13G Amendment dated February 14, 2022, filed with the SEC reporting beneficial ownership as of December 31, 2021. These shares are owned by various individual and institutional investors, including T. Rowe Price Mid-Cap Growth Fund, Inc. (which owns 2,254,277 of the shares, representing 6.8% of the shares outstanding) as to which Price Associates serves as investment adviser, and Price Associates holds 5,542,917 shares, with sole dispositive power over all such shares and sole voting power over 2,075,009 of such shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Price Associates is deemed to be a beneficial owner of these shares; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such shares.

(8)

The information for BlackRock, Inc. (“BlackRock”) is derived from a Schedule 13G Amendment, dated January 25, 2022, filed with the SEC reporting beneficial ownership as of December 31, 2021. BlackRock has the sole power to direct investments with regard to all 4,731,230 shares and the sole power to vote with regard to 4,657,466 of such shares. Accordingly, for purposes of the reporting requirements of the Exchange Act, BlackRock is deemed to be a beneficial owner of these shares. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds of the sale of, these shares.

(9)

The information for The Vanguard Group (“Vanguard”) is derived from a Schedule 13G Amendment, dated February 9, 2022, filed with the SEC reporting beneficial ownership as of December 31, 2021. Vanguard has the sole power to direct investments with regard to 2,390,133 shares, the shared power to vote with regard to 28,762 shares and the shared power to direct investments with regard to 49,875 shares. Accordingly, for purposes of the reporting requirements of the Exchange Act, Vanguard is deemed to be a beneficial owner of these shares.

(10)

The information for Dimensional Fund Advisors LP (“Dimensional Fund”) is derived from a Schedule 13G Amendment, dated February 14, 2022, filed with the SEC reporting beneficial ownership as of December 31, 2021. Dimensional Fund serves as investment adviser to certain investment companies and as investment manager or subadvisor to certain other commingled funds, group trusts and separate accounts (collectively, the “Funds”). In certain cases, subsidiaries of Dimensional Fund may act as an advisor or subadvisor to certain Funds. The Funds own these shares, and in its role as investment advisor, subadvisor and/or manager,

Dimensional Fund or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over shares owned by the Funds. Dimensional has the sole power to direct investments with regard to all 2,314,711 shares and the sole power to vote with regard to 2,271,471 of such shares. The Funds have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares held in their respective accounts. For purposes of the reporting requirements of the Exchange Act, Dimensional Fund is deemed to be a beneficial owner of these shares; however, Dimensional Fund expressly disclaims that it is, in fact, the beneficial owner of such shares.

Change of Control Arrangement for Certain Class A Stockholders

Pursuant to an agreement dated July 23, 1990 between the Maurice R. Robinson Trust and M. Richard Robinson, Jr. (the “Buy Sell Agreement”), the Maurice R. Robinson Trust has agreed that if it receives an offer from any person to purchase any or all of the shares of Class A Stock owned by the Maurice R. Robinson Trust and it desires to accept such offer, Richard Robinson, including his executors, heirs and personal representatives as the case may be (collectively, “Robinson”), will have the right of first refusal to purchase all, but not less than all, of the shares of Class A Stock that such person has offered to purchase for the same price and on the same terms and conditions offered by such person. In the event Robinson does not elect to exercise such option, the Maurice R. Robinson Trust shall be free to sell such shares of Class A Stock in accordance with the offer it has received. In addition, if Robinson receives an offer from any person to purchase any or all of his shares of Class A Stock and the result of that sale would be to transfer to any person other than Robinson or his heirs voting power sufficient to enable such other person to elect the majority of the Board, either alone or in concert with any person other than Robinson, his heirs or the Maurice R. Robinson Trust (a “Control Offer”), and Robinson desires to accept the Control Offer, the Maurice R. Robinson Trust will have the option to sell any or all of its shares of Class A Stock to the person making the Control Offer at the price and on the terms and conditions set forth in the Control Offer. If the Maurice R. Robinson Trust does not exercise its option, Robinson will be free to accept the Control Offer and to sell Robinson’s shares of Class A Stock in accordance with the terms of the Control Offer. If the Maurice R. Robinson Trust exercises its option, Robinson cannot accept the Control Offer unless the person making the Control Offer purchases the shares of Class A Stock that the Maurice R. Robinson Trust has elected to sell.

Delinquent Section 16(a) Beneficial Ownership Reports

During the fiscal year ended May 31, 2022, the Company had four Section 16(a) reports that were delinquent, the Form 3 for each of Mr. Dumont and Ms. Walker and the Form 4 reporting their initial equity grants due to unexpected delays in receipt of the requisite filing codes.

Share Ownership of Management

On the Record Date, July 25, 2022, each director and Named Executive Officer reported under the caption “Executive Compensation” and all directors and executive officers as a group beneficially owned shares of the Class A Stock and Common Stock as set forth in the table below. In computing the number of shares and percentage beneficially owned by any stockholder, shares of Class A or Common Stock subject to options or restricted stock units (“RSUs”) held by that person that are currently exercisable or vested or will become exercisable or vested within 60 days of the Record Date are included. Such shares, however, are not deemed outstanding for purposes of computing the percentage owned by any other person.

	Class A Stock			Common Stock
Name	Amount and Nature of Beneficial Ownership(1)		Percent of Class	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Directors
Iole Lucchese	809,904	(2)	53.8%	1,601,564	(3)	4.8%
Andrés Alonso	—		—	34,135	(4)	*
James W. Barge	—		—	57,340	(5)	*
John L. Davies	—		—	26,091	(6)	*
Robert Dumont			—	7,359	(7)	*
Linda Li				1,983	(8)	*
Verdell Walker	—		—	6,204	(9)	*
Peter Warwick				86,215	(10)	*
Margaret A. Williams	—		—	50,851	(11)	*
David J. Young	—		—	36,096	(12)	*
Named Executive Officers
Peter Warwick	—		—	86,215	(10)	*
Iole Lucchese	890,904	(2)	53.8%	1,601,564	(3)	4.8%
Kenneth J. Cleary	—		—	97,201	(13)	*
Sasha Quinton	—		—	84,859	(14)	*
Rosamund Else-Mitchell	—		—	54,788	(15)	*
All directors and executive officers as a group (14 persons)	1,539,524	(2)	92.9%	4,152,985	(16)	11.9%

*	Less than 1.0%
(1)	Except as indicated in the notes below, each person named has sole voting and investment power with respect to the shares shown opposite his or her name.
(2)

See the information with respect to the Estate of Richard Robinson and Iole Lucchese under “Principal Holders of Class A Stock and Common Stock” above. The shares of Class A Stock are convertible at the option of the holder into shares of Common Stock at any time on a share-for-share basis.

(3)	See the information with respect to the Estate of Richard Robinson and Iole Lucchese under “Principal Holders of Class A Stock and Common Stock” above.
(4)

Includes 6,350 shares of Common Stock held directly by Dr. Alonso, 3,831 shares of Common Stock under options exercisable by Dr. Alonso within 60 days of the Record Date under the Amended and Restated Scholastic Corporation 2007 Outside Directors Stock Incentive Plan (the “2007 Plan”), 22,170 shares of Common Stock under options exercisable by Dr. Alonso within 60 days of the Record Date under the Scholastic Corporation 2017 Outside Directors Stock Incentive Plan (the “2017 Plan”) and 1,784 shares underlying RSUs scheduled to vest within 60 days of the Record Date under the 2017 Plan.

(5)

Includes 21,484 shares of Common Stock held directly by Mr. Barge, 11,902 shares of Common Stock under options exercisable by Mr. Barge within 60 days of the Record Date under the 2007 Plan, 22,170 shares of Common Stock under options exercisable by Mr. Barge within 60 days of the Record Date under the 2017 Plan and 1,784 shares underlying RSUs scheduled to vest within 60 days of the Record Date under the 2017 Plan. 14,570 shares of Mr. Barge’s Common Stock held directly are presently used as collateral on a revolving credit line.

(6)

Includes 5,261 shares of Common Stock held directly by Mr. Davies, 19,046 shares of Common Stock under options exercisable by Mr. Davies within 60 days of the Record Date under the 2017 Plan and 1,784 shares underlying RSUs scheduled to vest within 60 days of the Record Date under the 2017 Plan.

(7)

Includes 323 shares held directly by Mr. Dumont, 5,252 shares of Common Stock under options exercisable by Mr. Dumont within 60 days of the Record Date under the 2017 Plan and 1,784 shares underlying RSUs scheduled to vest within 60 days of the Record Date under the 2017 Plan.

(8)

Ms. Li joined the Board in May 2022 and received a pro-rata portion of the fiscal 2022 equity grant. Her holdings include 1,342 shares of Common Stock under options exercisable by Ms. Li within 60 days of the Record Date under the 2017 Plan and 641 RSUs scheduled to vest within 60 days under the 2017 Plan.

(9)

Includes 4,420 shares of Common Stock under options exercisable by Ms. Walker within 60 days of the Record Date under the 2017 Plan and 1,784 shares underlying RSUs scheduled to vest within 60 days of the Record Date under the 2017 Plan.

(10)

Includes 36,867 shares of Common Stock held directly by Mr. Warwick, 6,139 shares of Common Stock under options exercisable by Mr. Warwick within 60 days of the Record Date under the 2007 Plan, 14,384 shares of Common Stock under options exercisable by Mr. Warwick within 60 days of the Record Date under the 2011 Plan, 11,075 shares underlying RSUs scheduled to vest within 60 days of the Record Date under the 2011 Plan and 17,750 shares of Common Stock under options exercisable by Mr. Warwick within 60 days of the Record Date under the 2017 Plan. Does not include an additional 22,150 unvested RSUs under the 2011 Plan.

(11)

Includes 14,995 shares of Common Stock held directly by Ms. Williams, 11,902 shares of Common Stock under options exercisable by Ms. Williams within 60 days of the Record Date under the 2007 Plan, 22,170 shares of Common Stock under options exercisable by Ms. Williams within 60 days of the Record Date under the 2017 Plan and 1,784 shares underlying RSUs scheduled to vest within 60 days of the Record Date under the 2017 Plan.

(12)

Includes 8,566 shares of Common Stock held directly by Mr. Young, 3,576 shares of Common Stock under options exercisable by Mr. Young within 60 days of the Record Date under the 2007 Plan, 22,170 shares of Common Stock under options exercisable under the 2017 Plan and 1,784 shares underlying RSUs scheduled to vest within 60 days of the Record Date under the 2017 Plan.

(13)

Includes 9,941 shares of Common Stock held directly by Mr. Cleary, 76,142 shares of Common Stock under options exercisable by Mr. Cleary within 60 days of the Record Date under the 2011 Plan, 4,731 shares of Common Stock under options exercisable by Mr. Cleary under the 2021 Plan, 4,752 RSUs scheduled to vest within 60 days of the Record Date under the 2011 Plan and 1,635 RSUs scheduled to vest within 60 days of the Record Date under the 2021 Plan. Does not include an additional 3,878 unvested RSUs under the 2011 Plan, 3,271 unvested RSUs under the 2021 Plan and 4,078 unvested RSUs under the MSPP.

(14)

Includes 7,179 shares of Common Stock held directly by Ms. Quinton, 61,257 shares of Common Stock under options exercisable by Ms. Quinton within 60 days of the Record Date under 2011 Plan, 8,603 shares of Common Stock under options exercisable by Ms. Quinton within 60 days of the Record Date under the 2021 Plan, 4,847 shares underlying RSUs scheduled to vest within 60 days of the Record Date under the 2011 Plan and 2,973 shares underlying RSUs scheduled to vest within 60 days of the Record Date under the 2021 Plan. Does not include an additional 8,620 unvested RSUs under the 2011 Plan and 5,947 unvested RSUs under the 2021 Plan.

(15)

Includes 2,998 shares of Common Stock held directly by Ms. Else-Mitchell, 35,367 shares of Common Stock under options exercisable by Ms. Else-Mitchell within 60 days of the Record Date under the 2011 Plan, 8,603 shares of Common Stock under options exercisable by Ms. Else-Mitchell within 60 days of the Record Date under the 2021 Plan, 4,847 shares underlying RSUs scheduled to vest within 60 days of the Record Date under the 2011 Plan and 2,973 shares underlying RSUs scheduled to vest within 60 days of the Record Date under the 2021 Plan. Does not include an additional 4,848 unvested RSUs under the 2011 Plan and 5,947 unvested RSUs under the 2021 Plan.

(16)

Includes 890,904 shares of Common Stock issuable on conversion of the Class A Stock included in the 1,424,699 shares owned by the Estate of Richard Robinson as described in Notes 1, 2 and 3 under “Principal Holders of Class A Stock and Common Stock” above and 648,620 shares Class A Stock and 1,183,092 shares of Common Stock owned by the Maurice R. Robinson Trust of which Mr. Hedden is a trustee. Also includes an aggregate of 188,551 shares of Common Stock held directly by all directors and executive officers as a group; an aggregate of 438,813 shares of Common Stock under options exercisable by members of the group within 60 days of the Record Date under the 2011 Plan; an aggregate of 35,271 shares of Common Stock under options exercisable by members of the group within 60 days of the Record Date under the 2021 Plan; an aggregate of 37,350 shares of Common Stock under options exercisable by members of the group within 60 days of the Record Date under the 2007 Plan; an aggregate of 136,490 shares of Common Stock under options exercisable by members of the group within 60 days of the Record Date under the 2017 Plan; an aggregate of 13,129 RSUs scheduled to vest within 60 days of the Record Date under the 2017 Plan; an aggregate of 34,781 RSUs scheduled to vest within 60 days of the Record Date under the 2011 Plan; and an aggregate of 12,189 shares of Common Stock under options exercisable by members of the group within 60 days of the Record Date under the 2021 Plan. Does not include an aggregate of 4,773 unvested RSUs under the Scholastic Corporation Management Stock Purchase Plan (the “MSPP”), an aggregate of 24,383 unvested RSUs under the 2021 Plan and an aggregate of 47,010 unvested RSUs under the 2011 Plan.

Compensation Committee Interlocks and Insider Participation

No member of the Human Resources and Compensation Committee (the “HRCC”) was at any time during fiscal 2022 an officer or employee of the Company or any of the Company’s subsidiaries nor was any such person a former officer of the Company or any of the Company’s subsidiaries. In addition, no HRCC member is an executive officer of another entity at which an executive officer of the Company serves on the board of directors.

Human Resources and Compensation Committee Report

The HRCC has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement. Based on this review and discussion, the HRCC recommended to the Board (and the Board has approved) that the CD&A be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2022.

The members of the Human Resources and Compensation Committee of the Board of Directors of Scholastic Corporation have provided this report.

John L. Davies, Chairperson
Margaret A. Williams
David J. Young

COMPENSATION DISCUSSION AND ANALYSIS

The Company’s compensation programs for its executive officers and other senior management are administered by the Human Resources and Compensation Committee (“HRCC”), which is composed solely of independent directors as defined by NASDAQ rules. The Company’s overall objective is to maintain compensation programs that foster the short-term and long-term goals of the Company and its stockholders while attracting, motivating and retaining qualified individuals.

The HRCC generally consults with management regarding employee compensation matters. The Company’s Chief Executive Officer, working with the Company’s Human Resources Department, makes annual compensation recommendations to the HRCC for executive officers (other than himself) and senior management, including the Named Executive Officers. The Company’s compensation programs have been adopted in order to implement the HRCC’s compensation philosophy discussed below, while taking into account the Company’s financial position and performance. They have been developed with the assistance of the Human

Resources Department, as well as independent executive compensation consultants retained by the HRCC. A description of the composition and procedures of the HRCC is set forth under “Meetings of the Board and its Committees-Human Resources and Compensation Committee” and “Corporate Governance-HRCC Procedures” in “Matters Submitted to Stockholders - Proposal 1: Election of Directors,” below.

The HRCC regularly reviews the Company’s compensation programs and considers appropriate methods to tie the executive compensation program to performance and to further strengthen management’s alignment with stockholders.

Compensation Philosophy and Objectives

Pay Competitively	•

The Company’s goal is to provide a competitive compensation framework, taking into account the financial position and performance of the Company, individual contributions, business and staff unit contributions and the external market in which the Company competes for executive talent, as well as a focus on cross-Company collaboration.

	•	The Company, through competitive compensation policies, strives to foster the continued development of the Company’s operating segments, which in turn builds stockholder value.
	•	In determining the compensation of its Named Executive Officers, the Company seeks to achieve its compensation objectives through a combination of fixed and variable compensation.
•

The Company reviews the executive compensation of a broad group of companies in the publishing, media, technology and education industries for comparative purposes. In addition, the Company considers compensation practices of a compensation peer group for which companies are selected based upon several criteria, including size of company by revenues, relevant industry and other factors.

Pay for Performance	•	The Company’s compensation practices are designed to create a direct link between the aggregate compensation paid to each Named Executive Officer and the overall financial performance of the Company.
•

The performance of a specific business or staff unit for which an executive is responsible may be used to create a link between the achievement of business and staff unit financial goals and the overall financial performance of the Company.

Executives as Stockholders	•

The Company’s compensation practices have also been designed to link a portion of each Named Executive Officer’s compensation opportunity directly to the value of the Common Stock through the use of stock-based awards, including stock options and restricted stock units and, as deemed appropriate, performance-based stock units.

Peer Group Analysis

The Company reviews the compensation practices of selected peer companies to use as a general frame of reference, but it does not formally benchmark its compensation against that of such peer companies. The peer companies to which the Company has looked to gauge its competitiveness for these purposes have included, but were not limited to, the following: Career Education Corporation, Houghton Mifflin Harcourt Company, Meredith Corporation, Perdoceo Education Corporation, Pearson plc, E. W. Scripps Company, Graham Holdings Co., K-12, Inc., and John Wiley & Sons, Inc., which companies constituted the peer group for fiscal 2022. Additionally, in analyzing its executive compensation, from time to time the Company reviews general industry compensation surveys provided by consulting firms, as well as more focused surveys covering a broad base of media companies.

As a result of the recent acquisitions involving Houghton Mifflin Harcourt Company and Meredith Corporation, which will result in these companies being removed from the list of peer companies for fiscal 2023, the HRCC has determined to do a comprehensive review, with the assistance of its independent compensation advisor, Pay Governance LLC, of the current set of peer companies with a view to refreshing and revising the list to more fully align with the Company’s key activities and attributes.

Components of Executive Compensation

The following chart provides a brief overview of each of the elements of compensation. A more detailed description of each compensation element follows this chart.

Compensation Element	Objective		Key Features
Fixed
Base Salary	•	To establish a fixed level of compensation principally tied to day-to-day responsibilities	•

Base salary is determined taking into account several factors, including current salary, individual job performance, internal equity, competitive external market conditions for recruiting and retaining executive talent, the scope of the executive’s position and level of experience, changes in responsibilities, responsibility for larger, more difficult to manage or more complex initiatives, such as new product development or technology initiatives, or positions that require considerable creative or technical talent, creative marketing capability or digital skills, or the management of those providing such creative content, technical skills or marketing and digital expertise.

Variable
Annual Performance-Based Cash Bonus Awards	•	To provide a reward based upon the achievement of the Company’s financial, operating and strategic goals established for the year	•

Through the use of annual bonus awards, the HRCC ties a significant portion of each Named Executive Officer’s total potential compensation to Company performance and, in the case where the executive officer is responsible for a business or staff unit of the Company, performance of the actual unit.

Long-Term Incentive Compensation	•	To align the long-term interests of the executives and the Company’s stockholders	•	Stock options, which typically vest ratably over three years, producing value for executives and employees only if the Common Stock price increases over the exercise price.
•

Restricted stock units, which convert automatically into shares of Common Stock on a 1-to-1 basis upon vesting, generally over a three year period, serving as a retention tool, as well as increasing an executive’s stock ownership.

			•	Performance-based stock units, which have been issued on an exceptional basis to a limited number of executives as an incentive for the achievement of specifically-defined objectives.

Compensation Element	Objective		Key Features
Other Equity-Based Incentives and Benefit Plans	•	To attract and retain highly qualified talent and maintain market competitiveness	•	The Company’s executives participate in the 401(k) Plan on the same terms as all other employees.
			•	The ESPP provides a method for all employees, including executives, to purchase Common Stock at a 15% discount.
			•	The MSPP permits senior management to defer receipt of all or a portion of their annual cash bonus payments in order to acquire restricted stock units at a 25% discount.

Base Salary

Base salaries are reviewed annually in the context of the HRCC’s consideration of the effect of base compensation on recruiting and retaining executive talent. In establishing each executive officer’s base salary, including those of the Named Executive Officers, the HRCC considers several factors, as described under “Base Salary” in the above chart. In considering annual base salary increases, Company financial performance is also taken into consideration.

Consistent with the Company’s policy for all employees, salaries for executive officers and senior management, including the Named Executive Officers, are reviewed annually, generally in September, and any increases, based on the compensation objectives discussed above, are generally effective on October 1 of each year. For fiscal 2022, the HRCC’s independent compensation consultant conducted an annual compensation review of market comparisons using both survey data and information from the most recent proxy statements for the peer group indicated above and, as a result of this review, the HRCC determined that no increases would be made to base salary for any of the Named Executive Officers in fiscal 2022, other than for Ms. Lucchese who received a 14.3% increase to her base salary in October 2021 due to her increased responsibilities at the corporate level.

Annual Performance-Based Cash Bonus Awards

Generally, the HRCC ties a meaningful portion of each Named Executive Officer’s total potential compensation to Company performance, which, in the case of a Named Executive Officer who is responsible for a business or staff unit of the Company, includes performance of such unit, generally through the use of annual cash bonus awards. In setting financial and operating performance targets, which are established early in the fiscal year, the HRCC considers Company-wide strategic and operating plans and, where applicable, those of the executive’s business or staff unit. In each case, whether considering the Company as a whole or an executive’s business or staff unit, the HRCC considers the budget for the next fiscal year and sets specific incentive targets that are directly linked to the Company’s financial performance and that of the business or staff unit. The continued focus of the annual bonus element of compensation has been to align the interests of senior management, including the Named Executive Officers, with the Company’s financial, operating and strategic goals for the relevant fiscal year and primarily to encourage the achievement of the Company’s key financial and operating goals for such fiscal year.

Short Term Incentive Plan

Potential cash bonus awards for senior management for fiscal 2022, including the Named Executive Officers, and other eligible employees were determined under the Company’s Short Term Incentive Plan (the “STIP”), which was adopted by the HRCC in September 2021 as a successor plan to the previous Management Incentive Plan (“MIP”). The STIP has been designed to reward both Company-wide and divisional performance. Under the STIP, bonus targets are stated as a percentage of salary. During fiscal 2022, the Company adjusted the bonus targets for all participants in order to make the targets consistent within each level of eligible employee based upon title and to address inequities across the Company’s divisions in order to make the bonus program achievable and meaningful to participants, as well as affordable to the Company. Therefore, during fiscal 2022, all of the Named Executive Officers had their bonus targets reduced to 50% of their salary, with the exception of Mr. Warwick, whose bonus target of 125% remained as set in his employment agreement, as further discussed on page 18.

Fiscal 2022 STIP Bonuses

The fiscal 2022 STIP is being funded based on the achievement of both Corporate and Divisional or Departmental metrics. The Corporate metric used to determine payout of the bonus is Operating Income, defined for this purpose as the Company’s net revenues less total operating costs and expenses from continuing operations as reported in the Company’s audited financial statements, excluding one-time items as discussed in earnings releases or calls and press releases, legal or tax settlements, changes to accounting policies or impaired assets. Division Operating Income is defined for this purpose as the operating income of the specific business unit for which the Named Executive Officer is responsible measured against budget. The Departmental Budget Objective is defined for this purpose as the control of operational costs for each staff function measured against budget. The payment structure for the fiscal 2022 STIP is illustrated in the chart below:

Fiscal 2022 STIP Payment Structure

Participants	STIP at or above Target Performance
	Corporate Operating Income	Division Operating Income or Departmental Budget Objective
Named Executive Officers – CEO & Board Chair	100%	0%
Named Executive Officers –Business Unit/Staff Heads	50%	50%

*  Business Unit Heads are measured on Division Operating Income.

*  Staff Heads are measured on Departmental Budget Objective.

The funding for the fiscal 2022 STIP is the sum of the calculated bonuses for each division based on achievement of the Company’s Corporate and Divisional/Departmental metrics as per the chart below:

Fiscal 2022 STIP Plan Funding(1)
Weighted Percentage of Individual Metrics	Corporate Operating Income ($ Millions)	Bonus Payout %
80.00%	$44.0	50%
100.00%	$55.0	100%
150.00%	$82.5	175%
(1)	For illustrative purposes this chart assumes that the Business and Staff Units achievement is equal to the Corporate Operating Income achievement.

For fiscal 2022, the Company achieved Corporate Operating Income of $97.4 million, which was 150% of the target amount and above the threshold for bonus payout under the STIP, which resulted in the payout of a bonus pool at 175% of the target pool. Based on the foregoing, the HRCC approved bonuses to be paid under the STIP to the Named Executive Officers as provided in the table below.

Named Executive Officer	Relevant Metric	Target Bonus payout as a percentage of base salary	Actual Bonus Achievement	Fiscal 2022 Bonus Amount
Peter Warwick	100% Corporate Operating Income	125%	175%	$1,815,925
Kenneth J. Cleary	50% Corporate Operating Income and 50% Departmental Budget Objective	50%	175%	$503,125
Iole Lucchese	100% Corporate Operating Income	50%	175%	$700,000
Rosamund Else-Mitchell	50% Corporate Operating Income and 50% Division Operating Income	50%	175%	$542,500
Sasha Quinton	50% Corporate Operating Income and 50% Division Operating Income	50%	175%	$525,000*
*

Does not include an additional supplemental bonus in the amount of $50,000 approved for Ms. Quinton by the HRCC relating to her work in developing a special Covid recovery plan for the Book Fair group, which supplemental bonus is included in the Summary Compensation Table on page 22.

Fiscal 2023 STIP

As discussed above, the annual bonus awards under the STIP are generally designed to reward for Company-wide performance, as well as the other indicators of performance referenced in the chart below. With respect to fiscal 2023, at its meeting on July 19, 2022, the HRCC set the performance measures based on Company-wide and individual Divisional/Departmental financial goals, focusing on the objective of meeting the Company’s fiscal 2023 operating plan based on a Corporate Operating Income target of $106.4 million for purposes of the fiscal 2023 STIP, and adding a 10% individual performance metric applicable to the Named Executive Officers based upon their annual performance reviews.

The payment structure to be applied for fiscal 2023 is illustrated in the chart below:

Fiscal 2023 STIP Payment Structure

Participants	STIP at or above Target Performance
	Corporate Operating Income	Division Operating Income/ Departmental Budget Objective	Individual Performance Review
Named Executive Officers – CEO/Board Chair	100%	0%	0%
Named Executive Officers –Business Unit/Staff Heads	50%	40%	10%

The funding for the fiscal 2023 STIP will be the sum of the calculated bonuses for each division based on achievement of the Company’s Corporate and Divisional/Departmental metrics as per the chart below:

Fiscal 2023 STIP Plan Funding(1)
Weighted Percentage of Individual Metrics	Corporate Operating Income ($ Millions)	Bonus Payout %
80.00%	$85.1	50%
100.00%	$106.4	100%
150.00%	$159.6	175%
(1)	For illustrative purposes this chart assumes that the Business and Staff Units achievement is equal to the Corporate Operating Income achievement.

Long-Term Incentive Compensation

The HRCC determines the awards of long-term incentive compensation through equity incentives, which generally are awarded in the form of stock options, restricted stock units and/or performance-based stock units, granted to executive officers, including the Named Executive Officers, and senior management, as well as certain other eligible employees.

The general practice of the HRCC is to consider:

•

Annual equity grants to key employees, including the Named Executive Officers and other members of senior management, at its regularly scheduled meeting in September. Such grants currently vest one-third each year over a three year period, with the stock option grants having a seven year exercise period.

•	Equity grants at other times depending upon circumstances such as promotions, new hires or special considerations.

The Company currently makes its grants of stock options, restricted stock units and other stock-based awards under the Scholastic Corporation 2021 Stock Incentive Plan (the “2021 Plan”), which was approved by the Board in July 2021 and by the Class A Stockholders in September 2021.

The practice of the HRCC is to generally make equity awards in the form of restricted stock units tied to vesting and stock options, including a combination of the foregoing in most cases. This determination reflects the desire to maintain a strong long-term equity component in executive compensation and to reduce, through the restricted stock unit component, the number of equity units required to provide such components. Accordingly, in years in which annual equity grants are made, the Company currently intends to utilize grants of stock options, restricted stock units and, on a limited basis involving special considerations, performance stock units, or a combination thereof, to qualified executives, including the Named Executive Officers.

Options to Purchase Common Stock and Restricted Stock Units

For fiscal 2022, the HRCC granted the annual equity-based awards to the Named Executive Officers and other members of senior management as well to certain other employees at its September 2021 meeting and otherwise granted such equity awards during fiscal 2022, principally to certain newly-hired or promoted employees to fulfill contractual obligations or commitments. These grants were made in the form of stock options, restricted stock units or a combination of both.

Stock options produce value for executives and employees only if the Common Stock price increases over the exercise price, which is set at the fair market value of the Common Stock on the date of grant, calculated for purposes of the 2021 Plan as the average of the high and low prices on the date of grant. The Company historically has calculated the exercise price of stock options by this method, which it believes gives a fair market value and eliminates price fluctuations during the day that the grant is made. Stock options currently granted by the HRCC vest in three annual installments beginning on the first anniversary of the date of grant and expire after seven years.  Restricted stock units granted under the 2021 Plan and 2011 Plan convert automatically into shares of Common Stock on a one-to-one basis upon vesting, currently generally also over a three year period. The 2021 Plan and the 2011 Plan and do not permit the deferral of restricted stock units. Through vesting and forfeiture provisions, both stock options and restricted stock units create incentives for executive officers and senior management to remain with the Company.

The specific fiscal 2022 grants to the Named Executive Officers are set forth below in the “Grants of Plan-Based Awards” table, and information regarding the equity awards held by the Named Executive Officers as of the end of fiscal 2022 is set forth below in the “Outstanding Equity Awards at May 31, 2022” table.

Employment Agreement with Chief Executive Officer

On July 18, 2021, the Board elected one of its members, Peter Warwick, to succeed Richard Robinson, who passed away unexpectedly on June 5, 2021, as the Company’s Chief Executive Officer and President, effective August 1, 2021, for a three year term. Mr. Warwick continues to serve as a member of the Board.

In connection with his appointment as the Company’s Chief Executive Officer and President, Mr. Warwick entered into a three year employment agreement with the Company (the "CEO Employment Agreement"), which was unanimously recommended by the HRCC (without Mr. Warwick’s participation) and approved unanimously by the Board members, with Mr. Warwick recusing himself from the discussion and abstaining from the vote thereon.

The CEO Employment Agreement provides for: (i) an initial base annual salary of $1,000,000, which may be increased but not decreased during the term; (ii) an annual cash discretionary bonus based on a target bonus opportunity of 125% of base salary and the level of satisfaction of performance criteria determined on an annual basis by the HRCC (with a minimum guaranteed cash discretionary bonus of $625,000 in respect of fiscal 2022); (iii) an initial equity award of $1.5 million under the 2011 Plan, approved by the HRCC at its meeting held on July 20, 2021 with an effective grant date of August 2, 2021, 75% of such award in the form of restricted stock units and 25% in the form of stock options, with such grants vesting over a three year period, subject to acceleration in the case of certain termination events; and (iv) an annual equity grant under the 2011 Plan (or any successor plan) in the form of performance-based restricted stock units (PSUs) with a target fair market value of $1,000,000 per year during the three-year term of the CEO Employment Agreement. The number of PSUs to be granted is the number equal to the target fair market value of $1,000,000 divided by the fair market value of a share of Common Stock on the date of grant determined in accordance with the terms of the 2011 Plan (or any successor to the 2011 Plan), with each annual grant vesting in one year. In the case of the annual cash bonus referred to in clause (ii) above, it has been determined to base the performance criteria on the criteria adopted by the HRCC for the STIP for the relevant fiscal year.

In the event of a termination of Mr. Warwick by the Company without "cause" (as defined) or Mr. Warwick terminates his employment for "Good Reason" (as defined) following a Change of Control of the Company, Mr. Warwick will be entitled to twice the present value of his remaining base salary as severance. If Mr. Warwick's employment with the Company is terminated due to his death or disability, he (or his estate) will be entitled to receive his accrued base salary, expense reimbursement and vested equity awards (the "Accrued Obligations").  Also, in either case, any stock options, RSUs or PSUs (vesting at target level attainment in the case of PSUs), to the extent then outstanding and unvested, will become fully vested and, in the case of stock options, fully exercisable during the remaining term of the options. If Mr. Warwick is terminated without cause or leaves the employment for "Good Reason" (other than resulting from a Change of Control), he is entitled to receive the Accrued Obligations, a cash severance payment equal to the present value of his base salary through the expiration date of the CEO Employment Agreement, COBRA premium payments for health coverage for up to 18 months, accelerated vesting / exercisability of his RSUs or PSUs (vesting at target level attainment in the case of PSUs) and stock options and a partial year discretionary bonus provided that the applicable performance criteria for the period in question have been met.

During the term of the CEO Employment Agreement, Mr. Warwick is eligible for all employee benefits (including health insurance and 401(k) or other retirement plans, and participation in the STIP and MSPP) on terms not less favorable than those provided generally to other senior executives of the Company. The CEO Employment Agreement also contains other customary terms and conditions of senior executive employment agreements.

The performance measures for the PSUs for fiscal year 2022 were established prior to September 1, 2021 and will be established early in each of fiscal years 2023 and 2024. The performance measures are established annually by the HRCC (with input from the Human Resources Department of Scholastic) in consultation with Mr. Warwick. The performance measures established for fiscal 2022 for Mr. Warwick’s first annual equity grant covered the creation of a high-level strategic financial and business growth plan, strengthening senior management levels with executives geared to accelerating transformation and creating an enterprise-wide customer-centric change plan, as well as measures relating to investor engagement and CEO succession.  At its July 19, 2022 meeting, the HRCC reviewed Mr. Warwick’s fiscal 2022 performance and determined that Mr. Warwick had fully achieved the qualitative performance measures established for fiscal 2022 at the $1 million target level, which resulted in the issuance of 29,534 shares of Common Stock (using the date of grant to determine fair market value) to Mr. Warwick on that date upon vesting of the underlying PSUs.

Information on the compensation received by Mr. Warwick during fiscal 2022 is set forth below in the “Summary Compensation Table” and information regarding the equity awards received by Mr. Warwick is set forth in the “Outstanding Equity Awards at May 31, 2022” table.

Compensation Arrangements with Executive Officer

On September 14, 2020, the Company extended an offer of employment (the “Offer”) to Rosamund Else-Mitchell, the Company’s Executive Vice President and President, Education Solutions. Ms. Else-Mitchell was elected as an Executive Officer of the Company on June 1, 2021.

Under the principal terms of the Offer, Ms. Else-Mitchell is entitled to receive: (i) a base salary at the rate of $620,000 per year; (ii) two annual equity incentive grants, each with three year vesting, under the 2011 Plan (or successor plan) and valued at $500,000 each (60% of each grant to be made in the form of restricted stock units and 40% to be made in the form of non-qualified stock options), such grants to be made in fiscal 2021 and 2022, respectively, upon approval of the HRCC; (iii) a MIP target bonus percentage of 70% of her base salary; (iv) a one-time cash sign-on bonus of $100,000; (v) a one-time payment equal to 30% of her fiscal 2021 MIP target for the development of an approved Global Digital Strategy; and (v) relocation assistance. Information on the compensation received by Ms. Else-Mitchell during fiscal 2022 is set forth below in the “Summary Compensation Table” and information regarding the equity awards received by Ms. Else-Mitchell is set forth below in the “Outstanding Equity Awards at May 31, 2022” table.

Also, as discussed above, in fiscal 2022 the Company reduced the annual bonus targets for the Named Executive Officers to 50% of their salary and, in order to incentivize Ms. Else-Mitchell, whose Offer provided for a higher bonus target based on achieving the financial goals of the Education Solutions group, the Company established, and the HRCC approved, a three-year incentive bonus plan (the “Special Incentive Plan”).

The metrics and goals for payout of the bonus under the Special Incentive Plan were set on the basis of the revised budget for fiscal 2022 and will be set on the basis of the final budget for fiscal 2023 and fiscal 2024.  The Special Incentive Plan, at target goal attainment, would pay out approximately 25% of her annual salary (currently $155,000) with a cap at approximately 37.5% of salary. The Special Incentive Plan will pay out annually after the results for each fiscal year are finalized, subject to being curtailed if the STIP is replaced with a plan that pays out 75% or more of her salary at target.

For fiscal 2022, the Special Incentive Plan had two metric and bonus payout measures: the first measure was the achievement of 50% growth in revenue for the Education Solutions Group and the second metric was based upon the achievement of certain Operational Execution Components or goals, with each goal having to be fully achieved in order receive payout for that goal. The specific Operational Execution Components were established by the HRCC and were based on the achievement of specific milestones for the Education Solutions Group.

For fiscal 2022, Ms. Else-Mitchell achieved the revenue target of $364 million and also fully achieved all of the Operational Execution Components, resulting in receiving a bonus of $235,000 under the Special Incentive Plan, which bonus is included in the Summary Compensation table on page 22.

Other Equity-Based Incentives

The Scholastic Corporation Employee Stock Purchase Plan (as amended, the “ESPP”) and the Scholastic Corporation Management Stock Purchase Plan (as amended, the “MSPP”) were designed to augment the Company’s stock-based incentive programs by providing participating employees with equity opportunities intended to further align their interests with the Company and its stockholders. The purpose of the ESPP is to encourage broad-based employee stock ownership. The ESPP is offered to United States-based employees, including the Named Executive Officers. The ESPP permits participating employees to purchase, through after-tax payroll deductions, Common Stock at a 15% discount from the closing price of the Common Stock on the last business day of each calendar quarter. Of the Named Executive Officers, currently only Mr. Cleary participates in the ESPP.

Under the MSPP, which was adopted in 1999 in order to provide an additional incentive for senior management, including the Named Executive Officers, to invest in Common Stock through the use of their cash bonuses paid under the MIP, eligible members of senior management may use such annual cash bonus payments on a tax-deferred basis to purchase restricted stock units (“RSUs”) in the Company at a 25% discount from the lowest closing price as reported on NASDAQ in the fiscal quarter in which the bonus is paid.

With respect to fiscal 2022, senior management participants in the MSPP were permitted to defer receipt of all or a portion of their annual cash bonus payments, which will be used to acquire RSUs at a 25% discount from the lowest closing price of the underlying Common Stock during the fiscal quarter ending on August 31, 2022. The deferral period chosen by the participants could not be less than the three-year vesting period for the RSUs, with the first three years of deferral running concurrently with the vesting period. Upon expiration of the applicable deferral period, the RSUs would be converted into shares of Common Stock on a one-to-one basis. During fiscal 2022, five members of senior management, including Mr. Cleary, who is a Named Executive Officer, are receiving bonuses from the STIP and making deferrals under the MSPP.

Results of Stockholder Advisory Vote on Compensation of Named Executive Officers

At the 2020 Annual Meeting of Stockholders, the Class A Stockholders approved the fiscal 2020 compensation for the Company’s Named Executive Officers, including the policies and practices related thereto. The Company believes this vote reflected the general satisfaction of the Class A Stockholders with the Company’s compensation philosophy for the Named Executive Officers. Accordingly, the HRCC continued to apply the same general principles in determining the amounts and types of executive compensation for fiscal 2022 as outlined in the Company’s compensation philosophy and framework described above. In addition, at the 2020 Annual Meeting of Stockholders, the Class A Stockholders approved a determination that the Company hold advisory votes on Named Executive Officer compensation once every three years. As a result, the next advisory vote on Named Executive Officer compensation will take place at the Annual Meeting in respect of the fiscal 2023 compensation for the Company’s Named Executive Officers, including the policies and practices related thereto.

SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation earned by or paid to the Named Executive Officers for the fiscal years ended May 31, 2022, 2021 and 2020, as indicated below.

Name and Principal Position	Fiscal Year	Salary(1) ($)	Bonus ($)		Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compen- sation(5) ($)	Total ($)
Richard Robinson(6)	2022	$37,308		$0	$0	$0	$0	$0	$21	$37,329
former Chairman of the Board,	2021	$917,769		$0	$0	$0	$606,250	$0	$117,869	$1,641,888
Chief Executive Officer	2020	$940,153		$0	$0	$0	$0	$0	$94,462	$1,034,615
and President
Peter Warwick(7)	2022	$807,692		$0	$2,125,020	$375,000	$1,815,925	$0	$55,171	$5,178,808
President and Chief
Executive Officer
Kenneth J. Cleary	2022	$575,000		$0	$165,000	$110,000	$503,125	$0	$55,248	$1,408,373
Chief Financial Officer	2021	$544,039		$0	$239,989	$160,010	$201,250	$0	$18,698	$1,163,986
	2020	$557,308		$0	$0	$0	$0	$0	$10,834	$568,142
Iole Lucchese	2022	$763,462	$		$300,000	$200,000	$700,000	$0	$26,097	$1,989,559
Executive Vice President,	2021	$662,308		$0	$300,001	$199,999	$297,500	$0	$48,198	$1,508,006
Chief Strategy Officer	2020	$678,462		$0	$0	$0	$230,200	$0	$12,257	$920,919
Rosamund Else-Mitchell(8)	2022	$620,000		$235,000	$300,000	$200,000	$542,500	$0	$54,670	$1,952,170
Executive Vice President,
President, Education Solutions
Sasha Quinton(9)	2022	$600,000		$50,000	$300,000	$200,000	$525,000	$0	$22,980	$1,697,980
Executive Vice President,	2021	$567,693		$150,000	$300,001	$199,999	$0	$0	$194,148	$1,411,841
President, Scholastic Book Fairs	2020	$230,769		$300,000	$299,988	$200,011	$0	$0	$220,968	$1,251,736

(1)

All of the Named Executive Officers (on staff at the time), pursuant to the Company’s Covid-related HR initiatives, received a 20% pay reduction and a four day workweek for the first thirteen weeks of fiscal 2021 and the final eight weeks of fiscal 2020.

(2)

Represents the grant date fair value under FASB ASC Topic 718 of awards of restricted stock units granted to the Named Executive Officers in the fiscal year indicated. Assumptions used in determining the fair value can be found in Note 1 of Notes to Consolidated Financial Statements included in Item 8, “Consolidated Financial Statements and Supplementary Data,” in the Annual Report, disregarding estimates of forfeitures related to service-based vesting conditions. There were no forfeitures of restricted stock units during fiscal 2022, fiscal 2021 or fiscal 2020 for the Named Executive Officers.

(3)

Represents the grant date fair value under FASB ASC Topic 718 of awards of stock options granted to the Named Executive Officers in the fiscal year indicated. Assumptions used in determining fair value can be found in Note 1 of Notes to Consolidated Financial Statements included in Item 8, “Consolidated Financial Statements and Supplementary Data,” in the Annual Report, disregarding estimates of forfeitures related to service-based vesting conditions. During fiscal 2021, Mr. Robinson had 85,812 stock options forfeited and Ms. Lucchese had 1,000 stock options forfeited. There were no forfeitures of stock options during fiscal 2022 or fiscal 2020 for the Named Executive Officers.

(4)

Represents the full amount of the cash bonus actually awarded to the Named Executive Officer with regard to the fiscal year under the STIP or MIP, including any amounts deferred at such person’s election and invested in RSUs under the MSPP. For fiscal 2022, Mr. Cleary, Ms. Lucchese, Ms. Mitchell and Ms. Quinton elected to invest 50%, 0%, 0% and 0%, respectively, of his or her fiscal 2022 bonus for the purchase of RSUs. For fiscal 2021, Mr. Robinson, Mr. Cleary, Ms. Lucchese and Ms. Quinton elected to invest 100%, 50%, 0%, and 0%, respectively, of his or her fiscal 2021 bonus for the purchase of RSUs. For fiscal 2020, Mr. Robinson, Mr. Cleary and Ms. Lucchese elected to invest 100%, 50%, and 35%, respectively, of his or her fiscal 2020 bonus for the purchase of RSUs and only Ms. Lucchese received a bonus for fiscal 2020, with her purchase of RSUs under the MSPP made on September 1, 2020. Ms. Quinton was not eligible to participate in the MSPP until fiscal 2021, Ms. Else-Mitchell was not eligible until fiscal 2022 and Mr. Warwick was not eligible until fiscal 2023, and none of them have elected to defer his or her bonus for the purchase of RSUs.

(5)	All Other Compensation is further described in the table entitled “Summary of All Other Compensation” below.
(6)

Mr. Robinson, the Company’s former Chairman, Chief Executive Officer and President, passed away unexpectedly on June 5, 2021 and all of the information presented reflects one week’s salary in fiscal 2022 and two full fiscal years’ salaries for fiscal 2021 and 2020.

(7)	Mr. Warwick joined the Company on August 1, 2021. Accordingly, the salary provided for fiscal 2022 is a partial year.
(8)	Ms. Else-Mitchell joined the Company in September 2020 and was elected an Executive Officer on June 1, 2021 and the information for fiscal 2022 reflects a full year’s compensation.
(9)

Ms. Quinton joined the Company in January 2020. Accordingly, the salary provided for fiscal 2020 is for a partial year. Her bonus for fiscal 2022 represents a supplemental bonus relating to her work in developing a special Covid recovery plan for the Book Fair group, and she also received a special one-time bonus of $150,000 in fiscal 2021 that related to a specific organizational assignment. Her bonus for fiscal 2020 represents a sign-on bonus.

Summary of All Other Compensation

Name	Fiscal Year	Severance	401(k) Plan Formerly Matching Contributions ($)	Life Insurance Premiums ($)	RSU Cost(1) ($)	Perquisites(2) ($)	Dividend Earnings on vested MSPP RSUs and unvested 2021 and 2011 Plan RSUs(3) ($)	Total ($)
Richard Robinson	2022	$0	$0	$21	$0	$0	$0	$21
	2021	$0	$8,444	$250	$0	$109,175	$0	$117,869
	2020	$0	$8,444	$250	$0	$85,768	$0	$94,462
Peter Warwick	2022	$0	$17,308	$208	$0	$0	$37,655	$55,171
Kenneth J. Cleary	2022	$0	$8,423	$480	$33,521	$0	$12,824	$55,248
	2021	$0	$8,890	$480	$0	$0	$9,328	$18,698
	2020	$0	$7,642	$480	$0	$0	$2,712	$10,834
Iole Lucchese	2022	$0	$9,150	$480	$0	$0	$16,467	$26,097
	2021	$0	$9,012	$480	$26,824	$0	$11,882	$48,198
	2020	$0	$8,562	$480	$0	$0	$3,215	$12,257
Rosamund Else-Mitchell	2022	$0	$6,435	$480	$0	$35,016	$12,739	$54,670
Sasha Quinton	2022	$0	$2,901	$480	$0	$100	$19,499	$22,980
	2021	$0	$4,488	$480	$0	$175,847	$13,333	$194,148
	2020	$0	$6,369	$200	$0	$214,399	$0	$220,968

(1)

Represents the compensation cost to the Company resulting from the 25% MSPP discount for the restricted stock units purchased by the Named Executive Officer under the MSPP in the year indicated using the bonus that otherwise would have been paid in such year. The compensation cost is computed using the grant date fair values for the purchase dates in fiscal 2022 and fiscal 2021 (there was no purchase in fiscal 2020) under FASB ASC Topic 718 of $8.22 and $5.62, respectively, multiplied by the number of RSUs purchased in that fiscal year. Assumptions used in determining fair value can be found in Note 1 of Notes to Consolidated Financial Statements included in Item 8, “Consolidated Financial Statements and Supplementary Data,” in the Annual Report.

(2)

For Mr. Robinson, $0, $109,175 and $85,768 of the amounts shown for fiscal 2022, 2021 and 2020 respectively, represent a portion or all of the compensation of certain employees who performed administrative services for Mr. Robinson personally from time to time. For Ms. Quinton, the amount shown for fiscal 2022 represent a division-wide incentive and for fiscal 2021 and fiscal 2020 represents relocation assistance and temporary housing of $175,847 and $214,399, respectively, which includes $51,728 and $62,765, respectively, for the related tax gross up, pursuant to her offer of employment. For Ms. Else-Mitchell, the amount shown for fiscal 2022 represents relocation assistance of $24,079, which includes $10,936 for the related tax gross up pursuant to her offer of employment more fully described on page 19.

(3)

In each of fiscal 2022, 2021 and 2020, the Company made four dividend payments of $0.15 per share on the Common and the Class A Stock. Under the MSPP, all vested RSUs issued thereunder receive dividend earnings. Under the 2011 Plan, restricted stock units are entitled to dividend and the 2021 Plan, earnings from the date of grant. This column reflects dividend earnings accrued under both such plans for the periods indicated.

GRANTS OF PLAN-BASED AWARDS

The following table provides information on cash bonus, stock options and restricted stock units granted in fiscal 2022 to each of the Named Executive Officers.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Award(1)			All Other Stock	All Other Options			Grant Date
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Awards: Number of Shares of Stock or Units(2) (#)	Awards: Number of Securities Underlying Options(2) (#)	Exercise or Base Price of Option Awards ($/sh)(3)	Closing Market Price on Grant Date ($/sh)	Fair Value of Stock and Option Awards(4) ($)
Richard Robinson	—	—	—	—	—	—	—	—	—
Peter Warwick		$625,000	$1,250,000	$2,187,500
	8/2/2021					43,153	$33.86	$33.63	$375,000
	8/2/2021				33,225		$33.86	$33.63	$1,125,000
	8/2/2021				29,534		$33.86	$33.63	$1,000,020
Kenneth J. Cleary		$143,750	$287,500	$503,125
	9/22/2021					14,194	$33.63	$33.63	$110,000
	9/22/2021				4,906		$33.63	$33.63	$165,000
Iole Lucchese		$200,000	$400,000	$700,000
	9/22/2021					25,809	$33.63	$33.63	$200,000
	9/22/2021				8,920		$33.63	$33.63	$300,000
Rosamund Else-Mitchell		$155,000	$310,000	$542,500
	9/22/2021					25,809	$33.63	$33.63	$200,000
	9/22/2021				8,920		$33.63	$33.63	$300,000
Sasha Quinton		$150,000	$300,000	$525,000
	9/22/2021					25,809	$33.63	$33.63	$200,000
	9/22/2021				8,920		$33.63	$33.63	$300,000

(1)	Represents the potential amounts of cash bonus that can be received for fiscal 2022 under the STIP. See the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
(2)

Represents restricted stock units which vest in 33 1/3% increments beginning with the first anniversary from the date of grant, with the exception of Mr. Warwick’s performance restricted stock unit grant that vests 100% on July 19, 2022 based upon the achievement of certain performance metrics.

(3)	The exercise price for all stock options is equal to the average of the high and low Common Stock price as reported on NASDAQ on the date of grant, September 22, 2021.
(4)

This column shows the fair values of performance stock units, restricted stock units and stock options as of the grant dates computed in accordance with FASB ASC Topic 718. The Black-Scholes value per option used to calculate the grant date fair value was $7.75 for the grants received by the Named Executive Officers on September 22, 2021 and $8.69 for the grants received by Mr. Warwick on August 2, 2021.

OUTSTANDING EQUITY AWARDS AT MAY 31, 2022

The following table sets forth certain information with regard to all unexercised options and all unvested restricted stock units held by the Named Executive Officers at May 31, 2022.

			Option Awards				Stock Awards
Name(1)	Grant Date		Number of Securities Underlying Unexercised Options(2) (#) Exercisable	Number of Securities Underlying Unexercised Options(2) (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(3) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)
Peter Warwick	9/24/2014	(4)	2,308	0	$33.53	9/23/2024
	9/21/2015	(4)	1,719	0	$43.56	9/20/2025
	9/21/2016	(4)	2,112	0	$38.56	9/21/2026
	9/20/2017	(4)	3,124	0	$38.61	9/20/2027
	9/26/2018	(4)	2,721	0	$43.07	9/26/2028
	9/18/2019	(4)	3,471	0	$39.33	9/17/2029
	9/23/2020	(4)	8,434	0	$20.48	9/23/2030
	8/2/2021		0	43,153	$33.86	8/1/2028	33,225	$1,246,934
	8/2/2021		—	—	—	8/2/2022	29,534	$1,108,411
Kenneth J. Cleary	9/23/2014		5,103	0	$33.87	9/23/2024
	9/21/2015		5,149	0	$43.56	9/21/2025
	9/20/2016		6,119	0	$39.16	9/20/2026
	9/19/2017		7,284	0	$38.60	9/19/2027
	12/12/2017		15,652	0	$42.02	12/12/2027
	9/25/2018		6,405	2,135	$42.94	9/25/2028	874	$32,801
	9/22/2020		14,147	28,296	$20.63	9/22/2027	7,756	$291,083
	9/22/2021		0	14,194	$33.63	9/22/2028	4,906	$184,122
Iole Lucchese	9/17/2013		16,954	0	$30.17	9/17/2023
	9/23/2014		21,194	0	$33.87	9/23/2024
	9/21/2015		15,972	0	$43.56	9/21/2025
	9/20/2016		19,806	0	$39.16	9/20/2026
	9/19/2017		23,468	0	$38.60	9/19/2027
	9/25/2018		6,405	2,135	$42.94	9/25/2028	874	$32,801
	9/22/2020		17,683	35,367	$20.63	9/22/2027	9,695	$363,853
	9/22/2021		0	25,809	$33.63	9/22/2028	8,920	$334,768
Rosamund Else-Mitchell	9/22/2020		17,633	35,367	$20.63	9/22/2027	9,695	$363,853
	9/22/2021		0	25,809	$33.63	9/22/2028	8,920	$334,768
Sasha Quinton	3/17/2020		25,892	12,945	$26.51	3/17/2030	3,722	$139,687
	9/22/2020		17,683	35,367	$20.63	9/22/2027	9,695	$363,853
	9/22/2021		0	25,809	$33.63	9/22/2028	8,920	$334,768

(1)	Does not include any grants held by the estate of Mr. Richard Robinson.
(2)

All stock options granted in fiscal 2022 and fiscal 2021 vest in 33 1/3% increments beginning on the first anniversary of the date of grant and have a seven year term. The grant made on March 17, 2020 vests in 33 1/3% increments beginning with the first anniversary of the date of grant and has a ten year term. All other grants vest in 25% increments beginning with the first anniversary of the date of grant and have a ten year term.

(3)

The restricted stock units granted in September 2018 vest in annual 25% increments beginning with the first anniversary of the date of grant. The restricted stock units granted on March 17, 2020 to Ms. Quinton and the restricted stock units granted on September 22, 2020 and September 22, 2021 to Mr. Cleary, Ms. Lucchese,

Ms. Quinton and Ms. Else-Mitchell vest in 33 1/3% increments beginning with the first anniversary of the date of grant. The market value of restricted stock unit awards was calculated by multiplying the number of shares of Common Stock underlying the restricted stock units by $37.53, the closing price of the Common Stock on NASDAQ on May 31, 2022.

(4)	Represents grants received by Mr. Warwick while he was an Outside Director under the 2007 Plan and the 2017 Plan.
(5)	Represents a performance stock unit grant.

OPTION EXERCISES AND STOCK VESTED

The following table shows the number of shares of Common Stock acquired during fiscal 2022 upon the exercise of stock options and upon the vesting of restricted stock units.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Richard Robinson	0	$0	0	$0
Peter Warwick	0	$0	0	$0
Kenneth J. Cleary	2,427	$21,552	5,392	$183,321
Iole Lucchese	10,922	$96,987	6,400	$215,579
Rosamund Else-Mitchell	0	$0	4,847	$163,005
Sasha Quinton	0	$0	8,619	$322,711

(1)

In accordance with SEC rules, the Value Realized on Vesting was computed based on the closing price of the Common Stock as reported on NASDAQ on the vesting dates. Mr. Cleary had 195 RSUs and Ms. Lucchese had 680 RSUs vest on September 20, 2021, and the closing price on that date was $33.01. Mr. Cleary had 3,877 RSUs vest on September 22, 2021 and each of Ms. Lucchese, Ms. Else-Mitchell and Ms. Quinton had 4,847 RSUs vest on September 22, 2021, and the closing price on that date was $33.63. Mr. Cleary and Ms. Lucchese each had 873 RSUs vest on September 27, 2021, and the closing price on that date was $34.51. Mr. Cleary had 447 RSUs vest on December 13, 2021, and the closing price on that date was $36.63. Ms. Quinton had 3,772 RSUs vest on March 17, 2022, and the closing price on that date was $42.34.

Pension Plan

The Company does not currently maintain a pension plan.

NONQUALIFIED DEFERRED COMPENSATION TABLE

The following table sets forth information about the contributions, if any, by the Named Executive Officers under nonqualified deferred compensation arrangements, which relate solely to the MSPP, during fiscal 2022 and the balances thereunder at May 31, 2022.

Name	Executive Contributions in the Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year End(1) ($)
Richard Robinson	$0	$0
Peter Warwick	$0	$0
Kenneth J. Cleary	$100,625	$153,047
Iole Lucchese	$0	$179,130
Rosamund Else-Mitchell	$0	$0
Sasha Quinton	$0	$0

(1)

Represents the value of all RSUs held by the Named Executive Officer under the MSPP on May 31, 2022 and was calculated by multiplying the number of RSUs held by $37.53, the closing price of the Common Stock on NASDAQ on such date.  Amounts include the Named Executive’s contributions to the MSPP, which were included under Non-Equity Incentive Plan Compensation in the Summary Compensation Table for the fiscal year prior to the contribution.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The following discussion and tables describe and quantify the potential payments and benefits that would be provided to each of the Named Executive Officers in connection with a termination of employment or change-in-control under the Company’s compensation plans. Except where noted, the calculations of the potential payments to the Named Executive Officers reflect the assumption that the termination or change-in-control event occurred on May 31, 2022 using, for equity awards, the closing price per share of the Common Stock on that day of $37.53. The calculations exclude payments and benefits to the extent that they do not discriminate in scope, terms or operation in favor of the Company’s executive officers and are available generally to all salaried employees of the Company. Of the Named Executive Officers, as of May 31, 2022, Mr. Warwick, Ms. Else-Mitchell and Ms. Quinton are not retirement eligible under any of the plans and Mr. Cleary and Ms. Lucchese are retirement eligible under all of the plans. Mr. Robinson was of retirement age under all of the plans and passed away unexpectedly on June 5, 2021. The Company does not have a general severance policy applicable to all employees, with the exception of Mr. Warwick, who has an agreed upon severance amount under the terms of his employment agreement, as further discussed on page 18 and such amounts are included in the table on page 31. Accordingly, unless under specifically negotiated arrangements, the Named Executive Officers are entitled to benefits upon termination of their employment or a change-in-control only as provided for in respect of stock options and restricted stock units previously granted under the 2021 Plan and 2011 Plan and previously purchased RSUs under the MSPP in accordance with the relevant terms of the plans.

409A Limitations. In compliance with Code Section 409A, an executive who is a “specified employee” (generally one of the fifty most highly compensated employees of the Company) at the time of termination of employment may not receive a payment of any compensation that is determined to be subject to Code Section 409A until six months after his or her departure from the Company (including, but not limited to, certain benefit payments on voluntary or involuntary termination and 409A deferred compensation plan benefits).

Change-in-control. Neither of the MSPP, the 2021 Plan or the 2011 Plan contain provisions that automatically change the terms of any award or accelerate the vesting of any unvested restricted stock unit or stock option upon a change-in-control. However, each of these plans has various provisions that would permit the Board committee responsible for administering such plan to amend, change or terminate the plan and/or the terms of the awards made under the plan or otherwise provide for the: (i) acceleration of vesting of restricted stock units, (ii) acceleration of vesting of stock options and/or (iii) conversion of restricted stock units to stock. Because the HRCC (which administers each of these plans) has this power and may, in its discretion, choose to exercise such power in connection with a change-in-control or similar event (such as a merger or consolidation in which the Company is not the surviving entity or the acquisition of the Company’s Common Stock by a single person or group), the Company has presented information in the table on page 31 below regarding potential pay-outs to the Named Executive Officers upon a change-in-control based on the assumption that the HRCC would use its authority to accelerate vesting of restricted stock units and stock options and convert restricted stock units to shares under these plans effective upon a change-in-control of the Company.

MSPP Plan

As described in “Compensation Discussion and Analysis-Other Equity-Based Incentives” above, eligible members of senior management, including the Named Executive Officers, may defer receipt of all or a portion of their annual cash bonus payments received under the MIP through the purchase of RSUs under the MSPP. The following table describes the payment provisions for RSUs under the terms of the MSPP upon a termination of employment of an executive participating in the MSPP.

Status of RSU	Voluntary Termination or Termination for Cause	Involuntary Termination	Normal Retirement	Death or Disability
Vested RSUs	RSUs convert into stock.	RSUs convert into stock.	RSUs convert into stock.	RSUs convert into stock.
Unvested RSUs	RSUs are forfeited and participant receives cash equal to the lesser of the fair market value of the underlying stock or the purchase price of the unvested RSUs.

RSUs are forfeited and participant receives a partial payment in stock and cash. The amount of stock is equal to a percentage of RSUs, with the number of full years of employment since purchase as the numerator and 3 as the denominator, and the remainder is paid in cash at the lesser of the purchase price of the unvested RSUs or the fair market value of the number of shares underlying the unvested RSUs on the date of termination.

			Vesting is accelerated and RSUs convert into stock. Retirement is defined as age 55 or older with 10 years employment.	Vesting is accelerated and RSUs convert into stock.

The 2021 Plan and the 2011 Plan

As described in “Compensation Discussion and Analysis-Options to Purchase Common Stock and Restricted Stock Units” above, the Company has granted to its Named Executive Officers, with the exception of Mr. Robinson who received only stock options, a combination of stock options and restricted stock units as part of its long-term compensation program.

The following table illustrates the payment provisions upon a termination of employment for stock options and restricted stock units under the 2021 Plan and the 2011 Plan in effect at May 31, 2022.

Type of equity	Voluntary Termination	Termination for Cause	Involuntary Termination	Normal Retirement	Death or Disability
Non-qualified stock options granted under the 2021 Plan and the 2011 Plan.	Unvested options are forfeited. Participant has 90 days to exercise vested options.	All options expire as of the date of termination.	Unvested options are forfeited. Participant has 90 days to exercise vested options.	Unvested options continue to vest. Participant has 3 years from the date of retirement to exercise vested options. Retirement defined as age 55 or older and 10 years employment.	Vesting is accelerated. Participant or his or her estate has one year to exercise vested options.
RSUs granted under the 2021 Plan and the 2011 Plan.	Unvested RSUs are forfeited.	Unvested RSUs are forfeited.	Unvested RSUs are forfeited.	Vesting is accelerated and RSUs convert into stock for all RSUs granted more than one year before the date of retirement. Retirement defined as age 55 or older and 10 years employment.	Vesting is accelerated and RSUs convert into stock.

The table below shows the aggregate amount of potential payments that each Named Executive Officer (or his or her beneficiary or estate) would have been entitled to receive if his or her employment had terminated, or, as noted under “Change-in-control” above, is assumed to receive if a change-in-control had occurred, on May 31, 2022 under the MSPP, the 2021 Plan and the 2011 Plan. The amounts shown assume that termination or the change-in-control was effective as of May 31, 2022, and include amounts earned through such time and estimates of the amounts which could otherwise have been paid out to the Named Executive Officers at that time. The actual amounts which would be paid out can only be determined at the time of each Named Executive Officer’s separation from the Company or at the time of a change-in-control. Annual bonuses are discretionary, unless contractually-obligated, and are therefore omitted from the table.

Name	Voluntary Termination ($)	Termination for Cause ($)	Involuntary (Not for Cause) Termination ($)	Normal Retirement ($)	Death/ Disability ($)	Change-in- Control ($)
Peter Warwick
Severance(1)	$0	$0	$2,102,755	N/A	$0	$4,177,999
2011 Plan restricted stock units(1)	$0	$0	$1,246,934	N/A	$1,246,934	$1,246,934
2011 Plan performance stock units(1)	$0	$0	$1,108,411	N/A	$1,108,411	$1,108,411
2011 Plan stock options(1)	$0	$0	$158,371	N/A	$158,371	$158,371
Total	$0	$0	$4,616,471	N/A	$2,513,716	$6,691,715
Kenneth J. Cleary
MSPP(2)	$100,604	$100,604	$118,085	$153,047	$153,047	$153,047
2021 Plan restricted stock units(3)	$0	$0	$0	$0	$184,122	$184,122
2011 Plan restricted stock units(3)	$0	$0	$0	$323,884	$323,884	$323,884
2021 Plan stock options(4)	$0	$0	$0	$55,356	$55,356	$55,356
2011 Plan stock options(4)	$257,761	$0	$257,761	$735,964	$735,964	$735,964
Total	$358,365	$100,604	$375,846	$1,268,251	$1,452,373	$1,452,373
Iole Lucchese
MSPP(2)	$80,568	$80,568	$146,276	$179,130	$179,130	$179,130
2021 Plan restricted stock units(3)	$0	$0	$0	$0	$334,768	$334,768
2011 Plan restricted stock units(3)	$0	$0	$0	$396,655	$396,655	$396,655
2021 Plan stock options(4)	$0	$0	$0	$75,491	$100,655	$100,655
2011 Plan stock options(4)	$501,194	$0	$501,194	$1,098,896	$1,098,896	$1,098,896
Total	$581,762	$80,568	$647,470	$1,750,172	$2,110,104	$2,110,104
Rosamund Else-Mitchell
2021 Plan restricted stock units(3)	$0	$0	$0	N/A	$334,768	$334,768
2011 Plan restricted stock units(3)	$0	$0	$0	N/A	$363,854	$363,854
2021 Plan stock options(4)	$0	$0	$0	N/A	$100,655	$100,655
2011 Plan stock options(4)	$298,843	$0	$298,843	N/A	$896,545	$896,545
Total	$298,843	$0	$298,843	N/A	$1,695,882	$1,695,882
Sasha Quinton
2021 Plan restricted stock units(3)	$0	$0	$0	N/A	$334,768	$334,768
2011 Plan restricted stock units(3)	$0	$0	$0	N/A	$505,417	$505,417
2021 Plan stock options(4)	$0	$0	$0	N/A	$100,655	$100,655
2011 Plan stock options(4)	$650,119	$0	$650,119	N/A	$1,390,486	$1,390,486
Total	$650,119	$0	$650,119	N/A	$2,331,326	$2,331,326

(1)

Under the terms of his employment agreement as discussed on page 18, in the case of an involuntary termination or a termination for Good Reason (as defined therein), Mr. Warwick is entitled to cash severance in an amount equal to the present value (using the then prevailing rate of interest charged to the Company by its principal lender) of the remaining salary payments under the term of his employment agreement, an amount equal to the cost of medical benefits under the federal COBRA law for Mr. Warwick and his eligible dependents for an eighteen month period, and all outstanding RSUs, PSUs and stock options became fully vested. In the case of involuntary termination or a termination for Good Reason (as defined therein) as a result of a change-in-control, Mr. Warwick is entitled to cash severance in an amount equal to twice the present value (using the then prevailing rate of interest charged to the Company by its principal lender) of the remaining salary payments under the term of his employment agreement, an amount equal to the cost of medical benefits under the federal COBRA law for Mr. Warwick and his eligible dependents for an eighteen month period and all outstanding RSUs, PSUs and stock options become fully vested.

(2)

All amounts represent the payout of the restricted stock units held under the MSPP based on the closing price of the Company’s Common Stock on May 31, 2022 of $37.53 per share. Under the terms of the MSPP, all unvested restricted stock units become vested upon retirement or death/disability or, as noted under “Change-

in-control” above, are assumed to become vested upon a change-in-control and the numbers in those columns represent the payout of the restricted stock units as if such were fully vested. In the case of termination for cause and voluntary termination, the value is the sum of the closing price of $37.53 per share multiplied by the vested restricted stock units and, for the unvested restricted stock units, the lower of the sum of the purchase price of the unvested restricted stock units or the closing price of $37.53 multiplied by the number of unvested restricted stock units. In the case of involuntary termination, the value is the sum of the vested restricted stock units and a portion of the unvested restricted stock units (based upon the number of full years since purchase divided by three) multiplied by the closing price of $37.53 and the lesser of the purchase price of the remaining unvested restricted stock units or the fair market value of the underlying shares on the date of termination.

(3)

Under the terms of the 2021 Plan and the 2011 Plan, in the event of a merger or consolidation or other change-in-control, the HRCC has the ability to accelerate the vesting of unvested stock options. Accordingly, as noted under “Change-in-control” above, the table above assumes immediate vesting of all outstanding options. Also, in the event of the Named Executive Officer’s death/disability, the vesting of unvested options is accelerated.

(4)

All amounts represent the payout of the restricted stock units held under the 2021 Plan and the 2011 Plan based on the closing price of the Company’s Common Stock on May 31, 2022 of $37.53 per share. Under the terms of the 2021 Plan and the 2011 Plan, all unvested restricted stock units become vested upon retirement or death/disability or, as noted under “Change-in-control”, are assumed to become vested upon a change-in-control and the numbers in those columns represent the payout of the restricted stock units as if such were fully vested. Also, under the terms of the 2021 Plan and the 2011 Plan, all unvested restricted stock units are forfeited in the case of a termination for cause or as a result of a voluntary or involuntary termination.

Pay Ratio

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires that the Company determine the ratio of the CEO’s total compensation (under the Summary Compensation Table definition) to that of the Company’s global median employee.

As permitted under the Dodd-Frank Act rules, and given that neither the Company’s employee population nor its compensation programs changed significantly since such time, the Company is using the same median employee as was used in fiscal 2021. As described in the fiscal 2021 proxy statement, in order to determine the median employee, the Company made a direct determination from its global employee population, excluding non-US locations to the extent that the total employees excluded in these locations in aggregate did not exceed 5% of the total employee population. As a result, at that time the Company excluded 329 employees in India, 5 in Indonesia, and 4 in Taiwan out of its global employee population of approximately 7,000. The employee population was evaluated as of March 31, 2021 and non-US compensation was converted to US dollars based on applicable exchange rates as of that date. The Company established a consistently applied compensation measure inclusive of base pay, overtime, and incentives.

The total compensation for the CEO includes salary paid to Mr. Warwick from his hire date on August 1, 2021 to May 31, 2022, annualized at his current rate of pay, and includes all equity incentive compensation paid or accrued to him for fiscal 2022. The compensation paid to Mr. Richard Robinson, the Company’s former Chairman Chief Executive Officer and President, has not been included for purposes of the pay ratio analysis, as Mr. Robinson was employed for only one week of the fiscal year.

Based on the above determination, the total compensation (under the Summary Compensation Table definition) for the median employee is $39,417. Using the CEO’s total compensation of $5,371,116 under the same definition, the resulting ratio is 136:1.

Related Party – Transaction with Executive Officer

The Company entered into a share repurchase agreement, dated as of January 12, 2022 (the “Repurchase Agreement), to purchase shares of its Common Stock from the Estate of M. Richard Robinson, Jr. (the “Estate”) in a private transaction. Pursuant to the Repurchase Agreement, the Company purchased 300,000 shares of Common Stock on January 19, 2022 at a price of $40.64794 per share from the Estate, representing an aggregate purchase price of $12,194,382. The price per share paid represented a 4.2% discount to the closing price of the Common Stock ($42.43) on the date of execution of the Repurchase Agreement.  As discussed on page 5, above, the Estate currently holds certain Common Stock, as well as shares of Class A Stock, of the Company previously owned by the late Mr. Robinson, the Company’s former Chairman of the Board, Chief Executive Officer and President.

Iole Lucchese, Chair of the Board and Executive Vice President, Chief Strategy Officer of the Company and President of Scholastic Entertainment, and Andrew S. Hedden, Executive Vice President and General Counsel of the Company, are the Preliminary Co-Executors of the Estate.

The Repurchase Agreement was approved at a special meeting of the Board (without Ms. Lucchese's participation) at which the Board reviewed and approved the transaction, upon the recommendation of the Company's Audit Committee. In approving the transaction, the Audit Committee, which consists entirely of independent directors with no financial interest in the transaction, assisted by outside counsel and an independent financial advisory firm, held three meetings to discuss the proposed transaction and evaluated it considering a variety of factors, including: (i) the Company's capacity to execute the transaction under its existing share repurchase program; (ii) the limited amount of Common Stock that the Company has been able to repurchase under the Rule 10b-18 safe harbor guidelines since it recently restarted purchases under its share repurchase program; (iii) the Company's current share repurchase goals; (iv) the Company's available cash position; (v) the Company's desire to reverse the impact of dilutive issuance of Common Stock from its compensatory programs; (vi) the ability to execute the transaction without the need for the Company to pay brokerage fees on the shares to be repurchased; (vii) the information obtained from the independent financial adviser selected by the Committee and (viii) the material terms of an indicative offer made to the Estate for a purchase of the shares by an independent third party financial institution.

The amount of Common Stock repurchased by the Company represented less than 1.0% of the Company’s issued and outstanding Common Stock, and the repurchase was made pursuant to the Company’s current share repurchase program as previously approved by the Board.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information regarding the Company’s equity compensation plans at May 31, 2022.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity Compensation plans approved
by security holders
Common Stock	4,639,689	$30.65	2,764,077	(1)
Class A Stock	−	−	−
Equity Compensation plans not approved
by security holders	−	−	−
Common Stock	−	−	−
Class A Stock	−	−	−
Total	4,639,689	$30.65	2,764,077

(1)

Includes 229,820 shares of Common Stock available at May 31, 2022 under the ESPP; 280,537 shares of Common Stock available at May 31, 2022 under the MSPP; 2,024,583 shares of Common Stock available at May 31, 2022 under the 2021 Plan and 229,137 shares of Common Stock available at May 31, 2022 under the 2017 Director Plan, which shares may be issued upon the exercise of stock options or upon vesting of restricted stock units.

Stock Ownership Guidelines

The HRCC adopted the Scholastic Corporation Senior Management Stock Ownership Guidelines (the “Stock Ownership Guidelines”) in 2002. The Stock Ownership Guidelines require certain members of senior management, including the Named Executive Officers, to maintain certain specified ownership levels of the Common Stock of the Company, based on a multiple of annual base salary, exclusive of bonuses or other forms of special compensation. The multiple applicable to the Chief Executive Officer is three times annual base salary and the multiple applicable to the other Named Executive Officers is two times annual base salary. The Stock Ownership Guidelines originally provided that, with respect to each person subject to them, they would be phased in over a five year period, which was subsequently extended to six years by the HRCC. For purposes of determining compliance with the Stock Ownership Guidelines, Common Stock includes all Common Stock and securities acquired through participation in any of the Company’s incentive, retirement or stock purchase plans based on the value of Common Stock, but excluding options to purchase Common Stock. At May 31, 2022, Ms. Else-Mitchell and Mr. Warwick are in their first year, Ms. Quinton is in her second year and Mr. Cleary is in his fourth year of being subject to the Stock Ownership Guidelines and are all subject to the six year phase-in rule. Ms. Lucchese has reached her sixth year and currently has 160% of her required ownership level, exclusive of any shares attributed to her under the Estate of Mr. Robinson.

MATTERS SUBMITTED TO STOCKHOLDERS

PROPOSAL 1:

ELECTION OF DIRECTORS

The Amended and Restated Certificate of Incorporation of the Company provides that the Class A Stockholders, voting as a class, have the right to fix the size of the Board so long as it does not consist of fewer than three or more than fifteen directors. In August 2021, the Class A Stockholders set the Board at ten directors and Verdell Walker was elected at the 2021 Annual Meeting to fill the vacancy created at that time. As previously announced by the Company, Margaret A. Williams, who has been a member of the Board since 2010, has decided not to stand for re-election at the Annual Meeting, and the Board has not yet identified a replacement for Ms. Williams to bring forth as a nominee at the Annual Meeting.  Accordingly, following the Annual Meeting, a vacancy will exist, which vacancy would be filled, if other than at a meeting of the Class A Stockholders, by the Directors elected at the Annual Meeting by the holders of the Class A Shares.  The Board is currently in the process of working to identify a suitable candidate; however, no candidate will be presented at the Annual Meeting for the purpose of filling such vacancy.

As previously reported, Richard Robinson, the Company's former controlling stockholder, Chairman of the Board, Chief Executive Officer and President, passed away on June 5, 2021.  Following Mr. Robinson's death, the Board took certain actions at a special meeting held on July 18, 2021 in connection with the governance of the Company. Andrew S. Hedden, the Company’s current Executive Vice President, General Counsel and Secretary, who was over the age of 75 and a non-independent director, resigned from the Board and Robert Dumont was elected by the remaining Class A directors to fill the vacancy as a designee of the Robinson Family. Iole Lucchese was elected by the remaining Class A directors to fill the vacancy resulting from Mr. Robinson’s untimely passing and was then unanimously appointed Chair of the Board by the Company’s directors (other than Ms. Lucchese). Peter Warwick, who was then an independent director of the Company, was elected unanimously as the Company’s Chief Executive Officer and President effective August 1, 2021 by the directors other than Mr. Warwick, following which Mr. Warwick resigned from the Board's Audit, Human Resources and Compensation and Technology and Data Management Committees as he was no longer an independent director.

The Board recommends that Class A Stockholders vote FOR each of the seven nominees for election by such holders. Assuming the presence of a quorum, the affirmative vote of a plurality of the votes cast by the Class A Stockholders present and entitled to vote on this item at the Annual Meeting is required to elect each of the nominees.

The Board recommends that holders of the Common Stock vote FOR each of the two nominees for election by such holders. Assuming the presence of a quorum, the affirmative vote of a plurality of the votes cast by the holders of the Common Stock present and entitled to vote on this item at the Annual Meeting is required to elect each of the nominees.

Nominees for Election by Holders of Class A Stock

			Director
Name	Principal Occupation or Employment	Age	Since

Andrés Alonso	CEO, Andrés A. Alonso LLC, Weehawken, NJ and Former Co-Chair, Public Education Leadership Project, Harvard University, Cambridge, MA	65	2015

Robert Dumont	Principal, Robert Dumont, PLLC, New York, NY	70	2021

Linda Li	Senior Vice President & General Manager, Wirecutter, The New York Times, New York, NY	34	2022

Iole Lucchese	Chair of the Board, Executive Vice President and Chief Strategy Officer of the Company	55	2021

Verdell Walker	Head, Kids Audio Content, Spotify USA Inc., Los Angeles, CA	35	2021

Peter Warwick	President and Chief Executive Officer of the Company	70	2014

David J. Young	Former Chairman and Chief Executive Officer of Hachette Book Group USA, New York, NY	71	2015

Nominees for Election by Holders of Common Stock

			Director
Name	Principal Occupation or Employment	Age	Since

James W. Barge	Chief Financial Officer, Lions Gate Entertainment Corp., Santa Monica, CA	67	2007

John L. Davies	Private Investor, Washington, DC	72	2000

Andrés Alonso. Dr. Alonso is an educational advisor to foundations and large urban school districts and state governments in the United States and Latin America.  He is the Former Co-Chair of the Public Education Leadership Project (PELP), a collaboration between principally the Harvard Graduate School of Education (HGSE) and Harvard Business School, as well as faculty of other Harvard schools, to support the effectiveness of leadership teams in large urban school districts in the United States. Dr. Alonso served as Professor of Practice at HGSE from 2013 to 2018, teaching on driving change, school reform and the leadership of instruction, and helping lead the Education Degree in Leadership Doctorate program.  Previously, he led the Baltimore City Public Schools as Chief Executive Officer from 2007 to 2013.  From 2006 to 2007, Dr. Alonso served as Deputy Chancellor of Teaching and Learning, and from 2003 to 2006, as Chief of Staff for Teaching and Learning, at the New York City Department of Education. From 1987 to 1998, Dr. Alonso taught special needs and English language learners in the Newark, NJ, public school system. Dr. Alonso earned a BA from Columbia and a JD from Harvard Law School and practiced law in New York City from 1982 to 1984, prior to determining to enter the teaching profession. Dr. Alonso received a doctorate in education from Harvard in 2006. Dr. Alonso is actively involved with many institutions, including as a trustee and former chair of the Carnegie Foundation for the Advancement of Teaching, a trustee of the William T. Grant Foundation, a trustee of the Data Quality Campaign, a trustee of the Panasonic foundation, a board member of the Annenburg project and a trustee of the Teachers College of Columbia University Advisory Council. He is past chair of the Reporting and Dissemination Committee of the National Assessment Governing Board.

Robert L. Dumont. Mr. Dumont is an attorney and currently the principal of Robert Dumont PLLC, a boutique law firm specializing in tax and estate planning for international private clients and family offices. Mr. Dumont established his private practice after thirty years of experience with large organizations: first as a partner in the law firm of Baker & McKenzie LLP and then as the leader of Deloitte Tax LLP’s international private client practice. Mr. Dumont is a member of the Bar of the State of New York, the Bar of England and Wales (non-practicing solicitor) and the Society of Trust and Estate Practitioners (STEP).

Linda Li. Ms. Li is the Senior Vice President & General Manager of Wirecutter at The New York Times, where she is responsible for setting the vision and strategy for Wirecutter, leading and managing a large and diverse team, and achieving its financial targets. Ms. Li brings extensive experience in unlocking and driving growth and innovation in the consumer technology and media sectors. Before Wirecutter, she ran strategy and operations for news partnerships at Facebook and led international strategy and business development as an executive director at The New York Times. Before The Times, she worked in the consumer financial technology sector, where she launched and grew financing products for small businesses at Lending Club. She previously held advisory roles with the City of New York and was chief of staff to the Chairman & Managing Director of McKinsey & Company Asia. Ms. Li earned her AB with distinction from Harvard College, MBA from Harvard Business School, and Masters in Public Policy from Harvard Kennedy School.

Iole Lucchese. Ms. Lucchese was appointed Chair of the Board in July 2021 and is the Executive Vice President and Chief Strategy Officer of the Company.  She also serves as President, Scholastic Entertainment and formerly served as Co-President and, subsequently, as President of Scholastic Canada. As Chief Strategy Officer, Ms. Lucchese advances the Company’s strategic and creative initiatives across all business units, including new initiatives, existing business transformation, and cross-Company marketing. Ms. Lucchese has a strong track record of achieving change over the course of her thirty years at the Company, including the significant expansion of the book publishing and distribution group during her senior management roles with Scholastic Canada, cementing the Company’s position as the #1 children’s book publisher in that market.  In addition to her corporate oversight, Ms. Lucchese is also responsible for the Company’s digital content and e-commerce strategy, ensuring modernization and a direct-to-parents approach. As President, Scholastic Entertainment, Ms. Lucchese has overseen a rapid expansion of the award-winning division, bringing Scholastic’s highly-engaging intellectual property to new formats and reaching new audiences and enhancing the strength of the Company’s brand.

Verdell Walker.  Ms. Walker is currently the Head of Kids Audio Content at Spotify, Inc. where she is responsible for developing and managing the audio content business serving young kids and their parents. At Spotify, Ms. Walker oversees the development and production of high-quality audio content designed for kids age 3-9. Before joining Spotify, Ms. Walker was a Global Brand & Content Marketing Manager for the Thomas & Friends™ franchise at Mattel, Inc., where she developed new ways to modernize the brand. As an HBS Leadership Fellow, Ms. Walker worked as Director of Strategy in the corporate planning group at Sesame Workshop, where she developed her thirst for children’s entertainment and media. A graduate of Harvard Business School, Ms. Walker also graduated Phi Beta Kappa from Trinity College, CT. Ms.

Walker began her career on Wall Street as an analyst working for Goldman Sachs and also worked in The Wall Street Journal’s global advertising sales division.

Peter Warwick.  Mr. Warwick was elected as the Company’s President and Chief Executive Officer in July 2021 and has worked in the publishing and information industry for more than forty years, having most recently served as the Chief People Officer of Thomson Reuters from 2012 until his retirement in 2018. Prior to that, he was the Chief Operating Officer of the Professional division of Thomson Reuters and President and Chief Executive Officer of Thomson Reuters Legal. Mr. Warwick has also been President and Chief Executive Officer of Thomson Tax & Accounting and Chief Executive Officer of Thomson Legal & Regulatory Asia Pacific, where he was responsible for businesses in Australia, New Zealand, Hong Kong, Malaysia and Singapore. Prior to joining Thomson in 1998, he worked for twenty years in educational publishing at Pearson plc, including being Managing Director of Pitman Publishing, Deputy Chief Executive Officer of Longman and Chief Executive Officer of Pearson Professional.

David J. Young. Mr. Young is a former Chairman and Chief Executive Officer of Hachette Book Group USA and spent forty-five years in the publishing industry. In 1970, he started his career at Thorsons, which had been founded by his grandfather and later purchased by Harper Collins. Mr. Young then held various positions at Harper Collins until he became the Managing Director of Little Brown and Company in 1996 and, in 2000, the Chief Executive Officer of the Time Warner Book Group, the parent company of Little Brown and Company. From 2005 to 2013, he was the Chief Executive Officer of Hachette Book Group USA, then moving to become the Deputy CEO of Hachette UK until his retirement in December 2015. During his career, Mr. Young served on a number of publishing association boards including serving as Chair of the Association of American Publishers during 2012-13 and as the President of the Book Trade Benevolent Society from 2013-2017. Mr. Young is a board member of Tate Enterprises, Millbank, London, and is the Chairman of Canongate Books Ltd., the Scottish independent publisher, and a director of Raymond Chandler Limited.

James W. Barge. Mr. Barge is the Chief Financial Officer of Lionsgate Entertainment Corp., where he has oversight of all financial operations, information technology, and planning and setting strategy as a member of the Company’s Executive Committee. From 2010 to 2012, he served as the Executive Vice President, Chief Financial Officer of Viacom Inc., having served as its Executive Vice President, Controller, Tax and Treasury since January 2008. He was the Senior Vice President, Controller and Chief Accounting Officer of Time Warner Inc. from 2002 to 2007 with company-wide responsibilities encompassing financial oversight of Time Warner’s various business units, including publishing operations Time Inc., Little Brown, and Warner Books.  Prior to joining Time Warner in 1995, Mr. Barge held several positions at Ernst & Young, including Area Industry Leader of the Consumer Products Group and National Office Partner, where he was responsible for the resolution of SEC accounting and reporting matters.  While at Ernst & Young, Mr. Barge served clients across a wide variety of industries, and larger client responsibilities included The Coca-Cola Company and Warner Bros. Mr. Barge is an Emeritus member of the Alumni Board for the Terry College of Business at the University of Georgia.

John L. Davies. Mr. Davies is a private investor. Mr. Davies retired from AOL in 2002, which he had joined in 1993 as Senior Vice President. In 1994, he founded AOL International, where he served as President until becoming Senior Advisor in 2000. He was also a director of Tickets.com Inc. until March 2005 when it became a private company.

The Board and the Nominating and Governance Committee believe that the diverse backgrounds and experience of the current members of the Board, combine to provide the Company with the perspectives and judgment needed to provide the necessary guidance and oversight of the Company’s business and strategies. The qualifications of the current and nominated members of the Board include:

Andrés Alonso

•	Significant experience in all areas of public education as a teacher and administrator centered on challenges and issues involved in urban public education and school systems.
•

Administrative, management and operational experience through responsibility as head of a major city school system, the Baltimore public school system, and the issues involved in managing and operating school districts and education departments.

•	An innovative leader in education reform and developing new strategies to succeed in the education of children, the primary mission of public education.
•

Significant experience through his leadership in urban city school districts in working with and fostering communication and common ground among all of the communities which the Company serves - teachers, educators, parents and children.

Robert L. Dumont

•	Significant legal, tax and policy expertise.
•	Experience advising family offices and heirs.
•	Considerable executive experience and leadership.

Linda Li

•	Significant executive and management experience.
•	Leadership experience with direct responsibility for technology functions and the production of digital content for media properties.
•	Extensive understanding of strategic planning and operations.

Iole Lucchese

•	Proven track record in advancing the Company’s strategic and creative initiatives across all operating units.
•	Extensive leadership in business transformation and operational experience in corporate strategy, publishing, entertainment, digital media and marketing and branding.

•	Significant international experience, holding senior executive positions in Canada and the U.S.
•	Children’s media content expertise, including advising on the Company’s new product and program offerings.

Verdell Walker

•	Deep understanding of content creation and growing direct-to consumer brands, particularly in the children’s entertainment market.
•	Experience in leading digital transformation of businesses.
•	Comprehensive understanding of children’s media landscape.
•	A generational perspective consistent with demographics of the Company’s customers.

Peter Warwick

•	Significant executive, business and operational experience in both educational and information publishing.
•	Experience of successfully managing businesses that combine books and journals with online and software products and services, and managing the transition from print to digital.
•	Significant international experience, holding senior executive positions in the U.K., Asia Pacific and U.S.
•	Knowledge and experience of the critical role of human resources as the former Chief People Officer of a publicly-held company with over 50,000 employees globally.

David J. Young

•	Executive, business and operational publishing experience as a former Chairman and Chief Executive Officer of Hachette Book Group USA and Deputy CEO of Hachette UK.
•	Over forty years of executive and management experience in the publishing field.
•	Substantial additional industry expertise and product knowledge in publishing operations on a global basis.
•	Engagement in numerous publishing association activities, including previously serving as Chair of the Association of American Publishers.

James W. Barge

•	Significant executive and management experience in media and entertainment.
•	Extensive understanding of financial operations, treasury, tax, accounting, risk management and finance matters for multinational media companies.
•	Significant experience in using technology to achieve business objectives.
•	Significant experience in financial reporting and accounting and financial control matters involving publicly-traded companies.
•	Broad financial experience, including experience as a certified public accountant.

John L. Davies

•	Substantial media industry knowledge and executive, marketing, business and operational experience as a former Senior Vice President of AOL.
•	Significant international experience as the founder of AOL International.
•	Investor and shareholder in several public and privately held companies.

Board Diversity Matrix

Board Diversity Matrix (As of August 12, 2022)
Total Number of Directors	10
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	4	6	0	0
Part II: Demographic Background	0	0	0	0
African American or Black	2	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	1	0	0	0
Hispanic or Latinx	0	1	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	5	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0	0	0	0
Did Not Disclose Demographic Background	0	0	0	0

One director has specifically identified as a Cuban-American and a first generation immigrant.

Board Leadership Structure and Risk Oversight

The Board believes that risk oversight is the responsibility of the Board as a whole and not of any one of its committees. The Board periodically reviews the processes established by management to identify and manage risks, communicates with management about these processes and receives regular reports from each of its committees concerning, among other things, risks arising within their areas of responsibility. To facilitate the Board’s risk oversight, the Board has delegated certain functions (including the oversight of risks related to these functions) to various Board committees. The Audit Committee generally evaluates the risks related to the Company’s financial reporting process and oversees the Company’s general risk identification and risk management processes. The Human Resources and Compensation Committee evaluates the risks presented by the Company’s compensation and retirement programs and takes into account these risks when making compensation decisions. The Nominating and Governance Committee evaluates whether the Board has the requisite core competencies to respond to the risks that the Company faces. The Technology and Data Management Committee provides oversight in respect to the risk profile of the Company as it relates to the Company’s computer systems and computer software applications, infrastructure and platforms, including the security of systems and information databases, as well as competitive, marketplace and financial risks in connection with technology. Additionally, the Technology and Data Management Committee periodically reviews specific systems risk areas, including disaster recovery preparedness, security against data breaches and the identification of data breaches, reliability of systems performance and systems obsolescence, as well as the Company’s privacy (including the treatment of personally identifiable information (PII) and other customer data), data retention and data protection policies and practices. The roles and responsibilities of these committees are discussed in more detail below.  Although the Board has delegated certain functions to various committees, each of these committees regularly reports to and solicits input from the full Board regarding its activities.

During the Covid-19 pandemic, the Board and the relevant Board committees took an active and heightened role in the risk management process relating to the Company’s identification of the significant risks presented by the pandemic and the strategies and actions being implemented on a continuous basis by the Company in order to deal with these risks, including both financial and operational risks relating to the impact of Covid-19 on the business of the Company, as well as the actions implemented in the human resources context of the pandemic, including, in particular, the health and safety of employees and measures, such as the closing of facilities, converting to a remote working environment, and other employee actions, including reduced workweeks and furloughs, necessitated by the impact of Covid-19.

Environmental, Social and Governance (“ESG”) Oversight

As stated in its credo, the Company believes in the worth and dignity of each individual and respect for the diverse groups in our multicultural society, and the Board is focused on helping identify and address environmental, social and governance risks and opportunities that are material and impactful to the Company’s brand and its business in ways that align with the Company’s mission and credo. The Board has ultimate responsibility for overseeing the Company’s ESG practices, policies and initiatives, and receives periodic updates from members of management who have the day-to-day responsibility for these matters.

Oversight is handled either at the Board level or by one of the standing committees, each of which reports regularly to the Board:

• Environmental — As part of its general oversight of the Company’s supply chain and manufacturing processes, the full Board, with the assistance of the Technology and Data Management Committee, reviews environmental-related risks that may impact the Company and its brand.

• Social — Diversity, equity and inclusion and succession planning are overseen by the full Board, while the HRCC is responsible for the review of the Company’ s compensation structure and the review of pay equity. In both of the above contexts, the Human Resources Department of the Company works closely with the Board and the HRCC.

• Governance — The Nominating & Governance Committee oversees corporate governance matters, including advising on board structure and composition and key policies, as well as making recommendations to the Board regarding board diversity and board succession planning. The Technology and Data Management Committee oversees data and business processes governance.

The Board’s Role in Human Capital Management

Recognizing the critical importance of executive leadership to the success of the Company, the HRCC, reporting to the Board, and in conjunction with senior Human Resources management, regularly discusses management succession at the Company dealing with various levels of the management structure. On at least an annual basis, Company management reviews with the Board the Company’s leadership succession plans for senior leadership roles. In addition, the HRCC annually evaluates the performance of the Chief Executive Officer and makes compensation recommendations based thereon. Upon the untimely death of Mr. Robinson in June of 2021, the Board reacted expeditiously and held several special meetings and appointed certain directors to a special committee to locate a suitable replacement CEO candidate. Upon the recommendation of the special committee and the HRCC in July 2021, the Board appointed Peter Warwick to be the Company’s President and Chief Executive Officer, effective August 1, 2021.

In addition to succession planning and leadership development, the Board and the HRCC regularly review and discuss with management matters related to human capital management, including diversity, equity and inclusion, talent development, workplace culture and compensation and benefits. In addition, during the past two fiscal years, the Board and its committees regularly reviewed and discussed with management the impact of the Covid-19 pandemic on the Company’s employees and return to office planning and business, as well as management’s strategies and initiatives to respond to, and mitigate, adverse impacts, including measures to support the health, safety and well-being of employees.

Meetings of the Board and its Committees

Five regular meetings and seven special meetings of the Board were held during the fiscal year ended May 31, 2022. All incumbent directors attended 75% or more of the aggregate of such meetings and of the meetings held during the fiscal year by all standing committees of the Board of which they were a member. The first five special meetings were held in connection with certain corporate governance actions taken as a result of the sudden passing of Mr. Robinson, the Company’s former Chairman and Chief Executive Officer, and in connection with the appointment of a new Chief Executive Officer.

The Board currently has five standing committees: Audit; Executive; Human Resources and Compensation; Nominating and Governance; and Technology and Data Management. All members of the Audit, Human Resources and Compensation and Nominating and Governance Committees are independent directors, as defined under NASDAQ listing standards. All committee members are appointed by the Board on an annual basis each September. Each committee operates under a written charter establishing its roles and responsibilities, which can be found in the Investor Relations section of the Company’s website, investor.scholastic.com, and regularly reports to the Board on its deliberations and actions, which are also submitted to the Board for ratification as appropriate.

Executive Committee. Iole Lucchese, Peter Warwick and John L. Davies are the current members of the Executive Committee. In the intervals between meetings of the Board, the Executive Committee is authorized to exercise, with certain exceptions, all of the powers of the Board in the management of the business and affairs of the Company. No meetings of the Executive Committee were held during the fiscal year ended May 31, 2022, as all urgent matters occurring during fiscal 2022 were handled by the full Board.

Audit Committee. James W. Barge (Chairperson), John L. Davies, Robert Dumont and David Young are the current members of the Audit Committee. Mr. Warwick resigned from the Audit Committee on July 18, 2021 in anticipation of his commencing service as the Company’s Chief Executive Officer in August 2021, and the Board elected Mr. Young, who had previously served as a member of the Audit Committee, to replace him. Mr. Dumont was appointed to the Committee in September 2021, after the Board’s annual committee composition review. Each member of the Audit Committee is (and Mr. Warwick was at the time) independent, as defined under NASDAQ listing standards and applicable SEC regulations. The Board has determined that all of the current Audit Committee members are “financially literate,” as defined under NASDAQ listing standards, and that Mr. Barge qualifies as a designated financial expert based upon his business and professional experience as described previously in this proxy statement The Audit Committee reviews the corporate accounting and financial reporting practices of the Company, including its disclosure and internal controls, and the quality and integrity of the financial reports of the Company, including a review of the Company’s Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. The Audit Committee also appoints the Company’s independent public registered accountants and pre-approves any non-audit services to be provided by them, as further described in this proxy statement under “Independent Registered Public Accountants.” The Audit Committee discusses with the Company’s internal auditors and independent registered public accountants the overall scope and plans for their respective audits and meets with both the internal auditors and independent public registered accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s disclosure and internal controls and the overall quality of the Company’s financial reporting. The Company fully outsources its internal audit function to one of the big four accounting firms that does not serve as its independent registered public accountants, which functions as the Company’s internal audit team and reports directly to the Audit Committee. The Audit Committee periodically reviews and approves all “related party transactions,” as defined in SEC regulations. The Audit Committee held four regular and three special meetings during the fiscal year ended May 31, 2022. The special meetings were held in connection with the approval of the related party transaction, as discussed on page 33 herein.

Human Resources and Compensation Committee. John L. Davies (Chairperson), Margaret A. Williams and David J. Young are the current members of the Human Resources and Compensation Committee (the “HRCC”). Prior to his election as the Company’s Chief Executive Officer, Mr. Warwick also served on the HRCC. Each member of the HRCC is independent, as defined under the current applicable NASDAQ listing standards, and also meets certain additional criteria so that the Company qualifies for available exemptions pursuant to Rule 16b-3 under the Exchange Act. For a description of the duties and responsibilities of this committee, see “Corporate Governance-HRCC Procedures” below. In addition to its human resources responsibilities, the HRCC Committee acts on behalf of the Board in its capacity as settlor of the trust underlying the Company’s 401(k) Plan (the “401(k) Plan”) and with respect to the powers enumerated therein, including the power to amend or terminate the 401(k) Plan. The HRCC Committee also oversees the Administrative Committee, comprised of Company employees who are responsible for the day-to-day administration of the 401(k) Plan, and approves the appointment of one or more trustees, or other professionals, necessary for the proper administration and operation of the 401(k) Plan. The HRCC held five regular meetings and two special meetings during the fiscal year ended May 31, 2022.

Nominating and Governance Committee. Margaret A. Williams (Chairperson), Andrés Alonso and James W. Barge are the current members of the Nominating and Governance Committee. Each member of the Nominating and Governance Committee is independent, as defined under NASDAQ listing standards. The Nominating and Governance Committee identifies and recommends to the Board candidates for election as directors and recommends any changes it believes desirable in the size and composition of the Board as well as Board committee structure and membership. The Nominating and Governance Committee also administers Scholastic’s Corporate Governance Guidelines (the “Guidelines”), reviews performance under, and compliance with, the Guidelines and the content of the Guidelines annually and, when appropriate, recommends updates and revisions of the Guidelines to the Board. In addition, the Nominating and Governance Committee oversees the Board self-assessment process. The Nominating and Governance Committee held five meetings during the fiscal year ended May 31, 2022.

Technology and Data Management Committee. David J. Young (Chairperson), Andrés Alonso and Verdell Walker are the current members of the Technology and Data Management Committee. Prior to his appointment in July 2021 as the Company’s Chief Executive Officer, Mr. Warwick also served on the Committee. The primary objectives of the Technology and Data Management Committee are, as more fully described under “Board Leadership Structure and Risk Oversight” above, (i) to provide assistance to the Board in fulfilling its oversight responsibilities with respect to monitoring the risk profile of the Company as it relates to the Company’s computer systems and software applications, including cyber security, as well as the Company’s privacy, data retention and data protection policies, and reporting its observations to the full Board; (ii) to provide oversight and guidance in respect to the Company’s information databases and the uses of such data by the Company’s operating businesses in the business activities of the Company; and (iii) to provide guidance in respect to the Company’s product development process, including design and relevant technologies, with the objectives of enhancing the customer experience and driving customer satisfaction and the Company’s business success. Oversight and guidance in respect to the Company’s supply chain and production processes are also provided through the Technology and Data Management Committee to assist the Board in fulfilling its oversight responsibilities with respect to monitoring the risk profile of the Company as it relates to these operational risks. The Technology and Data Management Committee held three meetings during the fiscal year ended May 31, 2022.

Corporate Governance

As part of the Company’s corporate governance practices, the Board has adopted the Guidelines, as amended, which are summarized below. The full text of the Guidelines is available in the Investor Relations section of the Company’s website, investor.scholastic.com. Stockholders may also obtain a written copy of the Guidelines at no cost by writing to the

Company, Attention Corporate Secretary, at Scholastic Corporation, 557 Broadway, New York, NY 10012. In addition to the Guidelines, the Board believes that the Scholastic Code of Ethics and the Code of Ethics for Senior Financial Officers, described below, as well as the Committee charters, all of which have been approved by the Board, are vital to securing the confidence of the Company’s stockholders, customers, employees, governmental authorities and the investment community.

Independent Directors. The Guidelines require a majority of independent directors and provide for a board of nine to fifteen directors. The Nominating and Governance Committee is responsible for reviewing with the Board annually the appropriate criteria and standards for determining director independence consistent with applicable legal requirements, including NASDAQ listing standards and the federal securities laws. The Board determined that all persons who served on the Board in fiscal 2022, other than the late Mr. Robinson, who was an executive officer of the Company, Mr. Hedden, who resigned from the Board on July 18, 2021 and is an executive officer of the Company, and Mr. Warwick and Ms. Lucchese, who are current executive officers of the Company, were independent, as defined in the NASDAQ listing standards.

Lead Independent Director. The Guidelines provide for a Lead Independent Director, and Mr. Barge was appointed by the non-employee directors of the Company (the “Outside Directors”) as the Lead Independent Director following the 2015 annual meeting of stockholders. As described in the Guidelines, the Lead Independent Director presides at executive sessions of the Board involving only the independent directors and serves as the liaison between the Chair of the Board and the Chief Executive Officer and the independent directors (unless the matter under consideration is within the jurisdiction of one of the Board’s committees). Among other matters, the independent directors, meeting in executive session, consider items they would like included in future Board agendas, the flow of information to directors, relevant Board corporate governance matters and any other topics or issues which any of the independent directors desires to raise in executive session. The Lead Independent Director is responsible for advising each of the Chair of the Board and the Chief Executive Officer of decisions reached or suggestions made at executive sessions. Mr. Barge receives an annual retainer of $25,000 for services performed as the Lead Independent Director.

Communication with the Board. Individuals may submit communications to the Board, or to the non-management directors individually or as a group, by sending the communications in writing to the attention of the Corporate Secretary of the Company at Scholastic Corporation, 557 Broadway, New York, NY 10012. All communications that relate to matters that are within the scope of responsibilities of the Board and its committees will be forwarded to the appropriate directors by the Corporate Secretary.

Director Nomination Process. The Nominating and Governance Committee periodically reviews with the Board the requisite skills, competencies and characteristics of new directors, as well as the composition of the Board as a whole. The Nominating and Governance Committee makes an assessment of the suitability of candidates for election to the Board, taking into account diversity, independence, character, judgment and relevant business experience, as well as their appreciation of the Company’s mission, values and credo. In particular, the Board focuses on identifying the potential contribution any candidate can make to the diversity of backgrounds, experience and competencies which it desires to have represented on the Board. Although there is no specific policy regarding diversity, the Nominating and Governance Committee seeks to achieve diversification in the qualifications of nominees, such as different types of business or academic experience or expertise in different industries, professions and geographic areas. Please refer to the Company’s current board diversity in the diversity matrix on page 41.

The Nominating and Governance Committee does not believe it is currently necessary or appropriate to adopt specific, minimum objective criteria for new director nominees. Stockholders may propose nominees for Board membership for consideration by the Nominating and Governance Committee by submitting the nominee’s name, biographical data and qualifications along with the consent of the proposed nominee to the Nominating and Governance Committee, Attention: Corporate Secretary at Scholastic Corporation, 557 Broadway, New York, NY 10012. The Nominating and Governance Committee will consider all director candidates properly submitted by stockholders in accordance with the Company’s Bylaws and Corporate Governance Guidelines using the same criteria that it uses to select directors for non-stockholder nominees. The Nominating and Governance Committee also considers such other relevant factors as it deems appropriate, including the balance of independent and non-independent directors, the need for Audit Committee or other relevant expertise or to add particular competencies, and the qualifications of other potential nominees.

Use of Executive Search Firms. The Company has regularly retained the services of executive search firms to assist it in identifying possible candidates for nomination for election to the Board. In fiscal 2022, the Company retained SpencerStuart who identified Linda Li as a suitable candidate for election as a director to fill the vacancy that resulted from Mary Beech’s resignation when she joined the Company as an executive. Ms. Li is standing for re-election at the Annual Meeting. The Company has also engaged SpencerStuart to help the Company identify a suitable candidate for election as a director to fill the vacancy resulting from Ms. Williams’ decision not to stand for re-election at the Annual Meeting and the Company is actively searching for an appropriate candidate.

Policy regarding Age and Tenure. In July 2014, the Nominating and Governance Committee recommended to the Board and the Board approved amendments to the Corporate Governance Guidelines addressing director age and tenure. The amendments provide: (i) in the case of age, for a retirement age of 75 and that a director who has reached age 75 may not stand for re-election to the Board at the next annual meeting of stockholders following such director reaching age 75, subject to the right of the Board, in its discretion, to nominate or re-nominate a person who has attained age 75 for election if it believes that, under the circumstances, it is in the Company’s best interests, and (ii) in the case of tenure, while no term limits shall apply, a director’s tenure as a member of the Board of Directors, including continued assessment of the director’s independence, will be considered, among other factors, in connection with re-nomination.

Board Meetings and Executive Sessions. Directors are expected to expend sufficient time, energy and attention to assure diligent performance of their responsibilities. Directors are expected to attend meetings of the Board and the committees on which they serve, whether in person, either physically or through virtual meetings, or by telephone. Management provides all directors with an agenda and relevant written materials as available in advance of each meeting. To ensure active and effective participation, directors are expected to arrive at each Board and committee meeting having reviewed any materials provided in advance of the meeting. As previously discussed, the Board regularly meets in executive session with only the independent directors present, and Mr. Barge presides over those sessions as Lead Independent Director.

Director Attendance at Company Annual Meetings of Stockholders. Directors are encouraged to attend the Company’s annual meetings of stockholders. All of the directors attended the virtual 2021 Annual Meeting of Stockholders.

Annual Self-Assessment. The Board generally makes an annual self-assessment of its performance with a particular focus on key metrics related to Board performance and overall effectiveness. The Nominating and Governance Committee is responsible for overseeing the self-assessment process. The Board completed and discussed the results of its annual self-assessment for fiscal 2022 in September 2021.

Access to Management and Advisors. Directors have access to the Company’s management and, as necessary and appropriate, the Board and its committees may retain outside legal, financial or other advisors.

Investment Expectations of Directors. Directors are encouraged to own Company stock in an amount that is appropriate for them, although the Company does not have any formal equity ownership requirements for members of the Board.

Scholastic Code of Ethics and Code of Ethics for Senior Financial Officers. The Company has implemented a Code of Ethics applicable to its employees and directors and a Code of Ethics for Senior Financial Officers. The Scholastic Code of Ethics operates as a tool to help Scholastic’s employees and directors understand and adhere to the high ethical standards required for employment by, or association with, the Company. The Scholastic Code of Ethics contains procedures for employees to report to the Audit Committee any concerns with regard to any questionable accounting, internal control or auditing matters. The Code of Ethics for Senior Financial Officers provides fundamental ethical principles to which the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Controller are expected to adhere. Both the Scholastic Code of Ethics and the Code of Ethics for Senior Financial Officers are available in the Investor Relations section of the Company’s website, investor.scholastic.com. Additionally, these documents are available in print to any stockholder requesting a copy.

Hedging Policy. The Company has not, to date, adopted a specific stand-alone hedging policy.  However, the Company’s written policy on insider trading contains prohibitions on certain types of hedging activities by employees, including prohibitions on short sales of the Company’s stock, as well as sales of uncovered call or put options and purchases of put options on the Company’s stock.  The Company has no reason to believe that its directors and executive officers have been engaged in any hedging transactions in violation of such prohibitions, but it will continue to monitor securities transaction activities and may in the future adopt additional specific restrictions on hedging activities.  The Company has on occasion permitted executives and directors to pledge shares of Common Stock in support of bona fide loans for legitimate purposes, including, as noted under “Share Ownership of Management” above, for Mr. Barge.

HRCC Procedures. Under its charter, the HRCC is required to meet at least three times per year. In practice the HRCC has been meeting on at least a quarterly basis to address compensation and workforce management matters, including reviewing regulatory developments that may impact the Company’s compensation arrangements and considering amendments or modifications to compensation and benefit plans. At its regular meeting in July of each year, the HRCC reviews the Company’s financial and operating results for the most recent fiscal year and determines whether the relevant performance criteria required for the payment to the Named Executive Officers of annual bonuses under the STIP, or from an established contingency pool thereunder, for such year have been satisfied and, if so, considers and approves the actual amounts of any such payouts. Also, at that meeting or its September meeting, the HRCC establishes performance criteria for annual bonuses to be awarded under the STIP or any successor plan or program and the HRCC customarily considers and approves any changes in base salary of senior executive officers, including the Named Executive Officers to take effect on October 1st.

Under the Company’s current practice, equity-based compensation awards to senior management, including the Named Executive Officers, under the Company’s stock incentive plans are typically considered and made each year at the scheduled September meeting of the HRCC, which occurs shortly before the announcement of the Company’s earnings for its first fiscal quarter. Except in limited circumstances, other than in connection with grants being made to new hires, the HRCC does not generally grant equity awards to Named Executive Officers at other times during a given year and, in such cases, the grants would normally be made by the HRCC at one of its other regularly scheduled meetings. All equity awards are made at fair market value on the date of grant, which is no earlier than the date on which the HRCC approves the grant. Under the 2021 Plan and the 2011 Plan, fair market value is deemed to be the average of the high and low market prices of the Common Stock on the date of grant.

The HRCC annually reviews the performance of the Company’s Chief Executive Officer and recommends his compensation for review and revision or approval by the Board. Please refer to page 18 for a description of the terms of the employment agreement with Mr. Warwick, who became the Company’s President and Chief Executive Officer on August, 2021. The compensation of the executive officers who report directly to the Chief Executive Officer is recommended by him to the HRCC, which reviews and revises or approves the recommendations as the HRCC deems appropriate. The forgoing practices are conducted with the assistance of the Company’s Human Resources Department and, as requested, input from the independent compensation consultant, Pay Governance LLC, retained by the HRCC.

The HRCC has the authority and discretion to retain such external compensation consultants as it deems appropriate. The HRCC looks to its consultants to periodically review and advise the HRCC regarding the adequacy and appropriateness of the Company’s overall executive compensation plans, programs and practices and, from time to time, to answer specific questions raised by the HRCC or management. Compensation decisions are made by, and are the responsibility of, the HRCC and the Board and may reflect factors and considerations other than the information and recommendations provided by the HRCC’s consultants.

As an annual practice, the HRCC reviews certain factors relative to the independence status of the Company’s compensation consultants, Pay Governance LLC.  After such review, in fiscal 2022, the HRCC unanimously determined that Pay Governance LLC was independent.  Pay Governance LLC performs no services for the Company other than to the HRCC in relation to compensation matters.

Procedures for Approval of Related Person Transactions. The Company does not generally engage in transactions in which its executive officers or directors, any of their immediate family members or any of its 5% stockholders have a material interest. The Scholastic Code of Ethics, which is posted on investor.scholastic.com, sets forth standards applicable to all employees, officers and directors of the Company and generally prohibits, unless disclosed and approved, transactions that could otherwise result in a conflict of interest. Any waiver of the Scholastic Code of Ethics for any executive officer or director of the Company requires the approval of the Audit Committee. Any such waiver would be disclosed on the Company’s website, investor.scholastic.com, and on a Current Report on Form 8-K filed with the SEC.

During fiscal 2022, the Company followed these established procedures in connection with the approval of a related party transaction between the Company and the Estate of the late Mr. Robinson, as further discussed on page 33.

Director Compensation

For fiscal 2022, each Outside Director of the Company was entitled to receive a cash retainer of $85,000 for his or her services as a director, and each Committee chairperson was entitled to receive additional amounts for the chairperson’s duties at the rate of $15,000 in the case of each of the chairpersons of the Technology and Data Management Committee, Nominating and Governance Committee and the HRCC and $20,000 for the chairperson of the Audit Committee, and the Lead Independent Director receives $25,000 for his services performed in that role.

In addition, the Scholastic Corporation 2017 Outside Directors Stock Incentive Plan (the “2017 Plan”) provides for annual equity awards to the Outside Directors on the date of each annual meeting of stockholders. The Board, at its July 2021 meeting, determined that, for fiscal 2022, stock options and restricted stock units would be awarded to each Outside Director having a combined value of $100,000, with 60% of such value to be awarded as restricted stock units and 40% of such value to be awarded as stock options. Pursuant to the 2017 Plan, the fair value of the stock options was determined based upon the Black-Scholes model of calculating the fair value of a stock option, including the use of an exercise price equal to the fair market value of a share of Common Stock on September 22, 2021, the date of the 2021 Annual Meeting of Stockholders, and the fair value of the restricted stock units was based upon the fair market value of a share of Common Stock on the same date. Pursuant to the terms of the 2017 Plan, the stock options and restricted stock units vest on the earlier of the first anniversary of the date of grant or the next annual meeting of stockholders following the date of grant. Accordingly, with regard to the grant of stock options and restricted stock units made on September 22, 2021, the entire grant vests on September 21, 2022. The stock options granted on September 22, 2021 will expire on September 22, 2031. The Board, at its July 20, 2022 meeting, determined that, for fiscal 2023, the value of the grant of stock options and restricted stock units awarded to each Outside Director pursuant to the 2017 Plan will remain at a combined value of $100,000, with 60% of such value to be awarded as restricted stock units and 40% of such value to be awarded as stock options.

Under the terms of the Scholastic Corporation Directors’ Deferred Compensation Plan, directors are permitted to defer 50% or 100% of their cash retainers and other fees. Deferred amounts accrue interest at a rate equal to the 30-year United States Treasury bill rate, and are paid in cash upon the later of termination from Board service or the end of the deferral period, unless paid earlier due to death, disability, change-of-control of the Company or severe financial hardship. None of the Outside Directors currently participate in such plan.

The following table summarizes the total compensation provided by the Company to the Outside Directors for the fiscal year ended May 31, 2022.

Fiscal Year 2022 Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Change in Pension Values and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Andrés Alonso	$82,500	$59,996	$40,001	$0	$0	$182,497
James W. Barge	$127,500	$59,996	$40,001	$0	$0	$227,497
Mary Beech(4)	$40,000	$59,996	$40,001	$0	$0	$139,997
John L. Davies	$97,500	$59,996	$40,001	$0	$0	$197,497
Robert Dumont	$78,750	$59,996	$40,001	$0	$0	$178,747
Linda Li(5)	$17,000	$23,993	$15,997	$0	$0	$56,990
Verdell Walker	$63,750	$59,996	$40,001	$0	$0	$163,747
Peter Warwick(4)	$18,750	$0	$0	$0	$0	$18,750
Margaret A. Williams	$97,500	$59,996	$40,001	$0	$0	$197,497
David J. Young	$101,500	$59,996	$40,001	$0	$0	$201,497

(1)

Iole Lucchese, the Company’s Chair of the Board and Executive Vice President and Chief Strategy Officer, Peter Warwick, the Company’s President and Chief Executive Officer, Richard Robinson, the Company’s former Chairman, President and Chief Executive Officer, and Andrew S. Hedden, the Company’s Executive Vice President and General Counsel, did not receive compensation for their services as a director during fiscal 2022 except, in the case of Mr. Warwick, as indicated in note (4) below.

(2)

Represents the aggregate grant date fair value of restricted stock units granted in fiscal 2022 under FASB ASC Topic 718. Assumptions used in determining the FASB ASC Topic 718 values can be found in Note 1 of Notes to Consolidated Financial Statements included in Item 8, “Consolidated Financial Statements and Supplementary Data,” in the Annual Report, disregarding estimates of forfeitures related to service-based vesting conditions. Each Outside Director listed in the table above, other than Ms. Beech and Ms. Li, had 1,784 restricted stock units outstanding, as of May 31, 2022, and the fair value of such restricted stock units on the grant date, computed in accordance with FASB ASC Topic 718, was $33.63 per restricted stock unit. The difference between the amounts listed above and the $60,000 (60% of $100,000) is due to rounding. Ms. Li had 641 restricted stock units outstanding, as of May 31, 2022, and the fair value of such restricted stock units on the grant date computed in accordance with FASB ASC Topic 718, was $37.43 per restricted stock unit. As discussed in note (4) below, Ms. Beech resigned from the Board and joined the Company in fiscal 2022, and as a result, she had 1,784 restricted stock units forfeited and had no restricted stock units from the grants received by her as an Outside Director outstanding as of May 31, 2022.

(3)

Represents the aggregate grant date fair value of stock options granted in fiscal 2022 under FASB ASC Topic 718. Assumptions used in determining the FASB ASC Topic 718 values can be found in Note 1 of Notes to Consolidated Financial Statements included in Item 8, “Consolidated Financial Statements and Supplementary Data,” in the Annual Report, disregarding estimates of forfeitures related to service-based vesting conditions. For each Outside Director, other than Ms. Li, who received an option award during fiscal 2022, the fair value of such award on the grant date, computed in accordance with FASB ASC Topic 718, was $9.05 per option. The fair value of the option award received by Ms. Li on the grant date, computed in accordance with the FASB ASC Topic 718 was $11.92 per option. The difference between the amounts listed above and the $40,000 (40% of $100,000) is due to rounding. At May 31, 2022, Dr. Alonso had 26,001 options outstanding; each of Mr. Barge and Ms. Williams had 34,072 options outstanding; Mr. Davies had 19,046 options outstanding; Mr. Dumont had 5,252 options outstanding; Ms. Li had 1,342 options outstanding; Ms. Walker had 4,420 options outstanding; and Mr. Young had 25,746 options outstanding. As discussed in note (4) below, Ms. Beech resigned from the Board and joined the Company in fiscal 2022, and as a result, she had 4,420 stock options forfeited and she had no stock options from the grants received by her as an Outside Director outstanding as of May 31, 2022.

(4)

Ms. Beech and Mr. Warwick joined the Company as executives during fiscal 2022 and their compensation reflects the pro rata amount of the annual Board retainer fee and equity grant attributable to the period each served as an Outside Director.

(5)

Ms. Li joined the Board in May 2022 to fill the vacancy created by Mary Beech’s resignation from the Board when she joined the Company as an executive. Accordingly, Ms. Li’s compensation reflects a pro-rata amount of the annual Board retainer fee and equity grant attributable to the period following her joining the Board.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has appointed Ernst & Young LLP (“EY”) to be the independent registered public accountants of the Company for the fiscal year ending May 31, 2023. A representative of EY will be present via the internet at the Annual Meeting and will be afforded the opportunity to make a statement. Such representative will also be available to respond to appropriate questions.

The total fees for services provided by EY to the Company during the fiscal years ended May 31, 2022 and May 31, 2021 are summarized in the table below.

	Fiscal 2022 $	Fiscal 2021 $
Audit Fees	$3,669,248	$3,544,235
Audit-Related Fees	$87,090	$79,000
Tax Fees	$1,956,473	$2,164,155
All Other Fees	$0	$0
TOTAL FEES	$5,712,811	$5,787,390

Type of fee paid	Work performed
Audit Fees	Fees related to:
	•	the annual audit of the consolidated financial statements and internal control over financial reporting
	•	quarterly financial statement reviews
	•	statutory audits
Audit-Related Fees	Fees related to:
	•	benefit plan audits
Tax Fees	Fees related to:
	•	federal, state and international tax compliance
	•	domestic and international tax consulting

In fiscal 2022 and fiscal 2021, in accordance with Section 10A(i) of the Exchange Act, the Audit Committee approved the Audit Fees and also pre-approved all of the Audit-Related services and Tax services provided by EY. The Audit Committee’s non-audit services pre-approval policies require the receipt and analysis of a summary containing a description of the non-audit service proposed to be provided prior to commencement of the engagement. The Audit Committee then makes an evaluation as to whether the provision of the proposed non-audit service by EY will affect its independence and also considers the percentage of non-audit fees related to the total audit fees. If a non-audit service is required before the Audit Committee’s next scheduled meeting, the Audit Committee has delegated to its chair, currently Mr. Barge, the authority to approve such service on its behalf, provided that such action is reported to the Audit Committee at its next meeting.

AUDIT COMMITTEE’S REPORT

The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for the fiscal year ended May 31, 2022 with the Company’s management. The Audit Committee has discussed with EY, the Company’s independent registered public accountants, the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC.

The Audit Committee has also received the written disclosures and the letter from EY required by Rule 3526 of the PCAOB, and the Audit Committee has discussed the independence of EY with the firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee unanimously recommended to the Board (and the Board has approved) that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2022 for filing with the SEC.

Audit Committee

James W. Barge, Chairperson
John L. Davies
Robert Dumont
David Young

STOCKHOLDER PROPOSALS FOR 2023 ANNUAL MEETING

Stockholders who intend to present proposals for inclusion in the proxy materials regarding the 2023 Annual Meeting must ensure that such proposals are received by the Secretary of the Company not later than April 14, 2023 and that such proposals meet the other requirements contained in SEC Rule 14a-8. In order for a proposal submitted outside of Rule 14a-8 to be considered “timely” within the meaning of SEC Rule 14a-4(c) for consideration at the 2023 Annual Meeting, but not included in the Company’s proxy materials, such proposal must be received no later than June 28, 2023. Nominations of individuals for election to the Board at the 2023 Annual Meeting must be received by the Secretary of the Company no later than June 28, 2023.

OTHER MATTERS

The Board is not aware of any other matters to come before the Annual Meeting. If any other matter should properly come before the Annual Meeting, the persons named in the enclosed proxy intend to vote the proxy according to their best judgment.

By Order of the Board of Directors

Andrew S. Hedden
Secretary

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date SCAN TO VIEW MATERIALS & VOTE To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0000576981_1 R1.0.0.24 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01) James W. Barge 02) John L. Davies SCHOLASTIC CORPORATION 557 BROADWAY NEW YORK, NY 10012 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on September 20, 2022 for shares held directly and by 11:59 p.m. Eastern Time on September 18, 2022 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/SCHL2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on September 20, 2022 for shares held directly and by 11:59 p.m. Eastern Time on September 18, 2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

0000576981_2 R1.0.0.24 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com SCHOLASTIC CORPORATION Annual Meeting of Stockholders September 21, 2022 9:00 a.m. Eastern Time This proxy is solicited by the Board of Directors The undersigned hereby appoints PETER WARWICK and ANDREW S. HEDDEN, or either of them, each with the full power of substitution and revocation, as proxies to represent the undersigned at the Annual Meeting of Stockholders of Scholastic Corporation to be held virtually at www.virtualshareholdermeeting.com/SCHL2022, on Wednesday, September 21, 2022 at 9:00 a.m. Eastern Time, and at any adjournment thereof, and to vote the shares of Common Stock the undersigned would be entitled to vote if personally present. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If you are a stockholder of record and no direction is given, this Proxy will be voted FOR the election of directors. In their discretion, the proxies are authorized to vote on such other business as may properly come before the Annual Meeting or any adjournment thereof. If all or a portion of the shares you are voting are a result of your being a participant in the Scholastic Corporation 401(k) Savings and Retirement Plan, then you may instruct the plan Trustee how to vote all full and fractional shares attributable to the account invested in the Scholastic Corporation Stock Fund on July 25, 2022 by voting by September 18, 2022. Continued and to be signed on reverse side

SCHOLASTIC CORPORATION Proxy for Annual Meeting of Stockholders, September 21, 2022 (The Solicitation of This Proxy is Made on Behalf of the Board of Directors) The undersigned hereby appoints PETER WARWICK and ANDREW S. HEDDEN, or either of them, each with full power of substitution and revocation, as proxies to represent the undersigned at the Annual Meeting of Stockholders of Scholastic Corporation to be held live via the internet at www.virtualshareholdermeeting.com/SCHL2022 on September 21, 2022 at 9:00 a.m. E.D.T. THIS PROXY IS CONTINUED ON THE REVERSE SIDE PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY TODAY

SCHOLASTIC CORPORATION CLASS A STOCK PROXY Annual Meeting of Stockholders, September 21, 2022 The undersigned hereby votes the above number of shares of Class A Stock of Scholastic Corporation as follows: 1. For the election of: Andrés Alonso, Robert Dumont, Iole Lucchese, Linda Li, Verdell Walker, Peter Warwick and David J. Young. FOR: WITHHOLD: FOR ALL EXCEPT: (Write the name(s) of the individuals nominee(s) for whom authority to vote in withheld on the line below): 2. In their discretion, the proxies will vote upon such other matters as may properly come before the meeting and as may properly be voted upon by the holders of Class A Stock. Date: Class A Stockholder No. of Shares: Please mark your vote as indicated in this example X